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                                                                   EXHIBIT 10.51





                                      LEASE



                            ADI ARROW PARTNERS, L.P.
                        a California limited partnership



                                    LANDLORD



                    ARROWHEAD GENERAL INSURANCE AGENCY, INC.,
                             a Minnesota corporation



                                     TENANT







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                                      LEASE

                  This Lease ("Lease"), made this 10th day of April, 1996, by and between ADI ARROW PARTNERS, L.P., a California limited partnership ("Landlord"), and ARROWHEAD GENERAL INSURANCE AGENCY, INC., a Minnesota corporation ("Tenant").


                                   WITNESSETH

                  "Land" means that approximately 6.10 acre-sized (266,000 square feet) parcel of land situated in San Diego County, California, together with any appurtenant easements, described in said Exhibit "A" attached hereto and made a part hereof.

                  "Building" means the commercial office building, which will be used as Tenant's corporate headquarters, of approximately 93,000 square feet in size, which will be constructed on the Land by Landlord in accordance with the Final Plans and Specifications, as that term is defined in Section 2.2 below.

                  "Improvements" means the building and all Improvements, machinery, equipment, fixtures and other property, real, personal or mixed (except Tenant's trade fixtures, machinery and equipment) installed or constructed on the Land or in the Building by Landlord, together with all additions, alterations and replacements thereof.

                  "Demised Premises" means the Land and the Improvements.

                  Landlord, for and in consideration of the rents, covenants and agreements hereinafter reserved, mentioned and contained on the part of Tenant, its successors and assigns, to be paid, kept, observed and performed under this Lease, hereby leases, rents, lets and demises to Tenant, and upon and subject to the conditions and limitations expressed in this Lease, Tenant takes and hires from Landlord, the Demised Premises.

                                   ARTICLE I
                                  TERM OF LEASE

                  SECTION 1.1. INITIAL TERM. This Lease shall be effective and binding upon the parties hereto upon mutual execution hereof (the "Effective Date"). The term of this Lease (the "Term" ) shall commence upon mutual execution hereof and shall end ten (10) years (120 months) after the Substantial Completion (as defined in Section 2.3, below) of the Improvements, which is currently anticipated to be March 31, 1997 (the "Initial Term"). The date upon which Substantial Completion occurs is sometimes referred to in this Lease as the "Commencement Date." Assuming Substantial Completion of the Improvements by the currently anticipated date of March 31, 1997 (the "Target Completion Date"), the Term of this Lease will end on March 31, 2007. Under no circumstances shall the Commencement Date occur or be deemed to occur prior to March 31, 1997.

                  SECTION 1.2. OPTION TO EXTEND. Tenant shall have two (2) options to extend (the "Extension Option") the Term for periods of five (5) years each (the foregoing option terms {or either of them) shall be referred to hereinafter sometimes individually or collectively as the "Option Term"), by delivering a binding written notice of exercise to Landlord ("Extension Notice"), so that Landlord receives the Extension Notice with respect to the first Option Term at least three hundred sixty (360) days prior to the commencement of the first Option Term and so that Landlord receives the Extension Notice with respect to the second Option Term at least one hundred eighty (180) days prior to the commencement of the second Option Term. Tenant may exercise the Extension Option only if this Lease is in full force and effect and there is no uncured Event of Default, or any event the occurrence or existence which, with the passage of time or the giving of notice, or both, would constitute an Event of Default (an "Incipient Default"), at the time of exercise of the right of renewal and at the time of the commencement of the Option Term, but Landlord shall have the right at its sole discretion to waive the nondefault conditions herein; provided, however, that if an Event of Default or Incipient Default exists at the time Tenant exercises the Extension option and Landlord does not elect to waive, Landlord shall provide written notice to Tenant of the existence and nature of such Event of Default or Incipient Default and Tenant shall be allowed an amount of time to cure such Event of Default or Incipient Default as is otherwise provided for curing


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defaults of that type under this Lease, and, if timely cured, Tenant's exercise of the Extension Option shall be reinstated effective as of the time of exercise. The Initial Term, together with any Option Terms is referred to in this Lease as the "Term".

                                   ARTICLE II
                          CONSTRUCTION OF IMPROVEMENTS

                  SECTION 2.1. THE IMPROVEMENTS. Landlord agrees to furnish, at Landlord's sole cost and expense, all of the material, labor and equipment for the construction of the Improvements which are preliminarily described in the site and floor plans and outline specifications (including certain specified expense allowances) of the Building dated as of January 11, 1996 and revised as of April 10, 1996, and which have been previously provided to and reviewed and approved by Tenant prior to the Effective Date, and which are attached to this Lease as Exhibit "B" (the "Preliminary Plans and Specifications"). The Improvements shall be constructed by Landlord in a good and workmanlike manner in conformance with the Final Plans and Specifications (as defined in, and developed pursuant to, Section 2.2, below) and in compliance with all covenants, conditions and restrictions to which the Land is subject and all applicable building laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments the jurisdiction or which the Land is subject. A portion of the Improvements described in the Preliminary Plans and Specifications includes relocation, repair and refurbishment of certain of Tenant's existing trade fixtures (i.e. system furniture). To the extent Landlord elects to do so, Tenant shall reasonably cooperate with Landlord in the creation and perfection of a security interest in such Tenant trade fixtures to secure Tenant's obligations to Landlord under this Lease (i.e. execution of a separate security agreement and filing of UCC-1 financing statement).

                  SECTION 2.2. FINAL PLANS AND SPECIFICATIONS. The Final Plans and Specifications shall be developed in substantial conformance with the Preliminary Plans and Specifications as follows:

                  (a) As used in this Lease, the term "Final Plans and Specifications" shall mean collectively the "Preliminary Plans and Specifications," the "Schematic Design Drawings," "Design Development Drawings", the "Construction Drawings" (all as defined herein), and all related plans, drawings, specifications and notes. The Final Plans and Specifications shall be prepared by Landlord in all related knowledge of and compliance with this Lease, and all city, county, state and federal ordinances, rules and regulations relating to the construction of the Improvements, including, without limitation, the energy conservation and handicap access requirements of Title 24 of the California Administrative Code ("Title 24"), and the Americans With Disabilities Act and federal regulations promulgated thereunder.

                  (b) As soon as is reasonably possible following execution of this Lease, Landlord shall submit to Tenant fully detailed and dimensioned 1/8 scale preliminary schematic design drawings ("Schematic Design Drawings") for the Demised Premises consistent with the Preliminary Plans and Specifications. This preliminary submittal shall include the following: three (3) sets of prints and one (1) sepia which show fully developed floor plans. Within ten (10) business days after Landlord delivers to Tenant the Schematic Design Drawings, Tenant shall deliver to Landlord written notice of its approval or disapproval of the Schematic Design Drawings. Tenant shall not be unreasonable in granting or withholding its consent to the Schematic Design Drawings or use the approval process as a vehicle for expanding the scope of the Improvements. If Tenant disapproves any portion of the Schematic Design Drawings, then Tenant shall specifically and in writing (a) approve those portions which are acceptable to Tenant and (b) disapprove those portions which are not acceptable to Tenant, specifying the reasons for such disapproval and describing in detail the change Tenant requests for each item disapproved ("Requested Change"). Landlord shall cause Requested Changes reasonably acceptable to Landlord to be made to the Schematic Design Drawings. With respect to any item Tenant disapproves, Landlord and Tenant shall meet and confer within three (3) business days after delivery of Tenant's notice disapproving the Schematic Design Drawings and shall attempt in good faith to reach agreement on the Schematic Design Drawings. In the event the Schematic Design Drawings have not been fully approved by Tenant, and Tenant and Landlord are unable to resolve the basis for Tenant's disapproval after good faith efforts to do so over a period of ten (10) days after delivery of Tenant's notice disapproving the Schematic Design Drawings, Landlord shall have the right to terminate this Lease by giving Tenant written notice of its election to do so.

                  (c) As soon as is reasonably possible following approval of the Schematic Design Drawings, Landlord shall submit to Tenant three (3) sets of the preliminary construction drawings for the Improvements for the Demised Premises ("Design Development Drawings"). Within ten (10) business days after Tenant receives the Design

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Development Drawings, Tenant shall deliver to Landlord written notice or
Tenant's approval or disapproval of the Design Development Drawings. Tenant shall not be unreasonable in granting or withholding its consent to the Design Development Drawings or use the approval process as a vehicle for expanding the scope of the Improvements. If Tenant disapproves any portion of the Design Development Drawings, then Tenant shall specifically and in writing (a) approve those portions which are acceptable to Tenant and (b) disapprove those portions which are not acceptable to Tenant, specifying the reasons for such disapproval and describing in detail the Requested Change(s) for each item disapproved Landlord shall cause Requested Changes reasonably acceptable to Landlord to be made to the Design Development Drawings. With respect to any item Tenant disapproves, Landlord and Tenant shall meet and confer within three (3) business days after delivery of Tenant's notice disapproving the Design Development Drawings and shall attempt in good faith to reach agreement on the Design Development Drawings. In the event the Design Development Drawings have not been fully approved by Tenant, and Tenant and Landlord are unable to resolve the basis for Tenant's disapproval after good faith efforts to do so over a period of ten (10) days after delivery of Tenant's notice disapproving the Design Development Drawings. Landlord shall have the right to terminate this Lease by giving Tenant written notice or its election to do so.

                  (d) As soon as is reasonably possible following approval of the Design Development Drawings, Landlord shall submit to Tenant three sets of prints and one (1) sepia of fully detailed and dimensioned 1/4 or 1/8 scale construction drawings for the Demised Premises ("Construction Drawings"). These Construction Drawings shall include all information reasonably necessary to construct the Improvements, including, without limitation, the following: (a) plan views of the entry and partitions, and along the longitudinal axis; door, finish and color schedules; and final design drawings for the Building and entry signs; (b) electrical drawings prepared by an electrical engineer, including circuitry plans, panel schedules, riser diagrams, load calculations and all Title 24 calculations and completed forms; (c) mechanical drawings prepared by a mechanical engineer, including heating, ventilating and air conditioning design calculations, equipment schedule and specifications, air distribution ductwork system, plumbing fixtures and piping, and all required Title 24 calculations and completed forms. As part of the Construction Drawings, Landlord shall submit a schedule of specifications completed by mechanical and electrical engineers including heating, ventilating and air conditioning requirements. Within ten
(10) business days after Tenant receives the Construction Drawings, Tenant shall deliver to Landlord written notice of Tenant's approval or disapproval of the Construction Drawings. Tenant shall not be unreasonable in granting or withholding its consent to the Construction Drawings or use the approval process as a vehicle for expanding the scope of the Improvements. If Tenant disapproves any portion or the Construction Drawings, then Tenant shall specifically and in writing (a) approve those portions which are acceptable to Tenant and (b) disapprove those portions which are not acceptable to Tenant, specifying the reasons for such disapproval and describing in detail the Requested Change(s) for each item disapproved. Landlord shall cause Requested Changes reasonably acceptable to Landlord to be made to the Construction Drawings. With respect to any item Tenant disapproves, Landlord and Tenant shall meet and confer within three (3) business days after delivery of Tenant's notice disapproving the Construction Drawings and shall attempt in good faith to reach agreement on the Construction Drawings. In the event the Construction Drawings have not been fully approved by Tenant, and Tenant and Landlord are unable to resolve the basis for Tenant's disapproval after good faith efforts to do so over a period of ten (10) days after delivery of Tenant's notice disapproving the Construction Drawings, Landlord shall have the right to terminate this Lease by giving Tenant written notice of its election to do so.

                  (e) Upon approval of the Construction Drawings, the Final Plans and Specifications shall be deemed approved by Landlord and Tenant and shall, thereafter, be the Final Plans and Specifications for the construction of the Improvements.

                  (f) Any subsequent changes, modifications or alterations to the Final Plans and Specifications requested by Tenant after Landlord's and Tenant's approval thereof and before completion of the Improvements shall be processed as an alteration to the Demised Premises under Section 19(b) of this Lease and subject to adjustments in Base Rent pursuant to Article III of this Lease.

                  (g) If this Lease is ultimately terminated by Landlord as a result of the failure of Landlord and Tenant to reach agreement on the Final Plans and Specifications, as described above, then Tenant shall pay one-half of all third-party expenses incurred by Landlord in connection with the preparation of this Lease and the preparation of the Final Plans and Specifications, including, without limitation, architectural, real estate and mortgage brokers' and attorneys' fees; provided, however, that Tenant's liability under this subsection (g) shall not exceed Two Hundred Thousand Dollars ($200,000.00).



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                  SECTION 2.3. SUBSTANTIAL COMPLETION OF THE IMPROVEMENTS.

                  (a) "SUBSTANTIAL COMPLETION" of the Improvements shall be deemed to have occurred on the earlier to occur of when (i) Tenant can physically and legally occupy the Demised Premises (e.g. a temporary or permanent Certificate of Occupancy (or similar document) (the "Certificate of Occupancy") has been issued for the Demised Premises by the City of San Diego (the "City"), (ii) or Tenant's legal occupancy under a Certificate of Occupancy would have been available but for delays caused by Tenant. Landlord shall deliver to Tenant a copy of any Certificate of Occupancy issued by City for the Demised Premises promptly upon receipt. Notwithstanding the foregoing, the failure of Landlord to secure such certificate or action shall not be a condition to payment of rent or commencement of the term if such failure is caused by the act or neglect of Tenant.

                  (b) Tenant shall not be liable to Landlord for the payment of Base Rent, Additional Rent (as hereinafter defined) or any other obligation to be paid by Tenant under this Lease until the Commencement Date. The failure of Tenant to take possession of or to occupy the Demised Premises on or after the Commencement Date or following Substantial Completion of the Improvements shall not serve to relieve Tenant of its obligations or delay payments by Tenant to Landlord.

                  (c) Landlord and Tenant acknowledge the importance of adherence to the schedule for the completion of the Improvements in order to achieve Substantial Completion by the Target Completion Date. If Substantial Completion of the Improvements is not achieved by the Target Completion Date, as such Target Completion Date may be extended pursuant to Section 2.2 hereof), except as provided in Section 2.4, below, Landlord shall not be liable for any damages caused thereby and this Lease shall remain in full force.

                  SECTION 2.4. DELAYS IN SUBSTANTIAL COMPLETION.

                  (a) Excused Delay. Landlord shall diligently proceed with the construction of the Improvements and complete the same and deliver possession thereof to Tenant on or before March 31, 1997 (the "Target Commencement Date"), provided, however, if delay is caused or contributed to by act or neglect of Tenant or those acting for or under Tenant (excluding Landlord), labor disputes, casualties, governmental embargo restrictions, shortages of fuel, labor, or building materials, action or nonaction of public utilities, or of local, state or federal governments affecting the Improvements, or other causes beyond Landlord's reasonable control, then the Target Commencement Date shall be extended for the additional time caused by such delay. Such a delay is hereinafter referred to as an "Excused Delay." In addition, the Target Commencement Date shall be extended by the number of days (i) after March 31, 1996 (the "Target Execution Date"), this Lease is fully executed by Tenant and Landlord, or (ii) after June 30, 1996 (the "Target Permit Date"), Landlord obtains all governmental approvals and permits necessary for the construction of the Improvements, unless the delay in obtaining such governmental approvals and permits is caused by Landlord.

                  (b) Delay Penalty. If the Commencement Date has not occurred (or been deemed to have occur) on or before the Target Commencement Date, plus up to an additional thirty (30) days for Excused Delays, as the Target Commencement Date may have been extended for delays beyond the Target Execution Date and the Target Permit Date, and provided such delay has not been caused by Tenant, Landlord shall pay to Tenant, as liquidated damages, the sum of One Thousand Dollars ($1,000) per day, until the Commencement Date, or until this Lease is terminated pursuant to subsection (c) below, for each day the Commencement Date is delayed beyond the Target Commencement Date

                  (c) Length of Delay: Tenant's Right to Terminate. In the event the Commencement Date has not occurred (or been deemed to have occurred) on or before the date six (6) months after the Target Commencement Date, plus up to an additional thirty (30) days for Excused Delays, as the Target Commencement Date may have been extended for delays beyond the Target Execution Date and the Target Permit Date, and provided (i) such delay has not been caused by Tenant, and (ii) no Event of Default then exists, Tenant may, at any time thereafter, give Landlord written notice that it desires to terminate this Lease, in which case this Lease shall terminate immediately without prejudice to Tenant or Landlord; provided, however, if Substantial Completion occurs by the end of the thirty (30) day period following notice to Landlord, and such additional delay has been the result of Excused Delays, this Lease shall remain in full force and effect. If Tenant does not terminate the Lease pursuant to this subsection (c) at the end of such 6-month period, (i) Landlord's liability for such delay in Substantial Completion shall be limited to the liquidated damages provided under subsection (b), above, payable for such 6-month delay, (ii) Landlord shall not be liable for any additional


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liquidated damage payments, and (iii) Landlord shall have no liability for damages related to the additional delay to the extent such delay is due to Excused Delays.

                  SECTION 2.5. BUILDING PERMIT FOR THE IMPROVEMENTS. Landlord shall be responsible for obtaining from any governmental authority necessary (generally the "Authority"), a building permit for the construction of the improvements (the "Building Permit") and shall pursue obtaining such Building Permit in good faith and with commercially reasonable diligence. If the Final Plans and Specifications are rejected by the Authority, thereby preventing the issuance of a Building Permit, Landlord shall immediately make all necessary corrections required. If a change to the Final Plans and Specifications is required by the Authority (an "Authority-Required Change"), the Authority-Required Change shall be made to the Final Plans and Specifications by Landlord. Any delay incurred as a result of such Authority-Required Change shall be an Excused Delay and Tenant shall not unreasonably withhold its consent to any Authority-Required Change.

                  SECTION 2.6. CONSTRUCTION WARRANTIES. Landlord shall assign to Tenant (or, should Tenant not be legally capable of doing so itself, at Tenant's expense, prosecute on Tenant's behalf) all statutory and contractual warranties to which Landlord is entitled in connection with the Improvements, express or implied, including, without limitation any warranties arising under any construction contract between Landlord and Landlord's contractors. Other than the assignment to Tenant of such warranties, or as otherwise specifically provided in this Lease, Landlord shall have no obligation or responsibility to Tenant, or its successors, with respect to any condition of the Improvements. Landlord, at no cost or expense to Landlord, shall cooperate with Tenant in the enforcement by Tenant, at Tenant's sole cost and expense, of any such warranties or guaranties.

                  SECTION 2.7. REPAIR AND MAINTENANCE.

                  (a) Tenant's Obligations. Except to the extent specifically identified as Landlord's responsibility in subsection (b), below, Tenant shall, at its own expense, keep the Demised Premises, and every part thereof, including, but not by way of limitation, the grounds, landscaped areas, truck parking and loading and dock areas, the roof and roof membrane, drainage swales, gutters, downspouts, glass, interior and exterior portions of the Building, and the plumbing, heating, air-conditioning, wiring, elevators and other mechanical systems therein, the facilities thereof and ail sidewalks, parking areas, driveways, passageways and alleys adjacent thereto and other appurtenances thereunto belonging, in good order, appearance, condition and repair (reasonable wear and tear excepted), free of obstructions, dirt, and rubbish, and so as so comply fully and at all times with all Applicable Laws consistent with other first-class business and industrial parks in the northern portions of San Diego County. Tenant agrees to make all replacements and repairs to the Demised Premises necessary to maintain the Demised Premises in the condition described in the preceding sentence. Tenant, at its own expense, shall also seal (paint) the exterior of the Building periodically during the Term (including the Option Terms) of this Lease in accordance with the recommendations of the manufacturer of the material used for the exterior of said Building. All repairs, replacements and renewals shall be at least equal in quality and class to the original work. Any and all warranties to which Landlord is entitled in connection with the development and construction of the Demised Premises, shall be assigned to Tenant when and where appropriate, on a non-exclusive basis, for the Term of this Lease. Because Tenant is undertaking the responsibility for most aspects of the ongoing maintenance of the Demised Premises, Tenant waives the provisions of California Civil Code Sections 1941 and 1942 with respect to Landlord's obligations for tenantability of the Demised Premises and Tenant's right to make repairs and deduct the expenses of such repairs from Rent.

                  (b) Landlord's Obligations. Landlord shall, at its own expense, keep the structural elements of all exterior walls (except for painting of the exterior walls, which shall be Tenant's responsibility), the Building foundation and all underground utilities, in good order, condition and repair.

                  (c) Condition of Demised Premises: Limited Warranty. Landlord makes no warranties or representations with regard to any portion of the Demised Premises, and Tenant shall accept the Demised Premises in the condition they are in on the Commencement Date (subject to the completion of minor "punch-list" items that may still need to be corrected), except that (i) the Demised Premises shall be constructed in substantial compliance with the Improvement Plans, and
(ii) for the Term of this Lease, the Improvements shall be free of latent defects in construction, workmanship and materials, and Landlord shall be responsible, at Landlord's sole cost and expense, or the prompt and diligent repair of any such latent defects which manifest themselves during the Term.



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                  (d) Sharing of Certain Long-Term Expenses. Notwithstanding the
foregoing, Landlord and Tenant shall share the expenses associated with certain items of repair and maintenance which, although considered normal maintenance or operating expenses would, under generally acceptable accounting principles consistently applied, be considered related to capital improvements, the reasonable useful (i.e. depreciable) life of which would extend beyond the end of the Term (a "Long-Term Item"), as follows:

                           i) Tenant shall pay all expenses related to Long-Term
Items.

                           ii) At any time Tenant intends to incur an expense
related to a Long-Term Item, Tenant shall notify Landlord, in writing, and Landlord shall approve such expenditure, which approval shall not be unreasonably withheld or delayed. Landlord shall not be required to approve any expenditure which is not required under this Section 2.7 for the maintenance and operation of the Demised Premises.

                           iii) At that time, Landlord and Tenant shall also
agree on the "useful" (i.e. depreciable) life of the Long-Term Item and shall determine a per-year useful life allocation (the "Useful Life Allocation") of financial responsibility for that Long-Term Item. By way of example only, financial responsibility for a Long-Term Item which requires the expenditure of $50,000 and which has a five-year "useful" life would be assigned a $10,000 per year Useful Life Allocation.

                           iv) The Useful Life Allocation will be applied to the
item of expense related to the Long-Term Item, until the full amount of such expense has been amortized.

                           v) If, at the end of the Term, there remains any
unamortized Useful Life Allocation(s), Landlord shall, within thirty (30) days after the end of the Term, refund to Tenant, such unamortized Useful Life Allocations, in cash.

                                  ARTICLE III
                                      RENT

                  SECTION 3.1. BASE RENT. In consideration of the lease of the Demised Premises evidenced by this Lease, Tenant covenants to pay Landlord, without previous demand therefor and without any right of setoff or deduction whatsoever, at the office of Landlord at:

                           The Allen Group
                           4370 La Jolla Village Drive, Suite 220
                           San Diego, CA 92122-1252
                           Attention: Mr. Steven L. Black

or at such other place as Landlord may from time to time designate in writing, a rental for the Initial Term of this Lease as hereinafter set forth, subject to
Section 3.1 (b) hereof, payable monthly, in advance, in equal installments as hereinafter set forth, commencing on the Commencement Date, and continuing on the first day of each month thereafter for the succeeding months during the balance of the Term, the amount of Eighty Eight Thousand Two Hundred Twenty Eight Dollars and Thirty-Three Cents ($88,228.33) (the "Base Rent"), subject to the provisions of Sections 3.1(c) and (d), below.

                  SECTION 3.2. CHANGES IN BASE RENT DUE TO CHANGES IN SCOPE. The Base Rent is based on the assumption that the scope of the Improvements will be as described in the Preliminary Plans and Specifications (the "Initial Scope"). Changes in the Initial Scope of the Improvements shall result in adjustments to the Base Rent as follows:

                  (a) "EXPANDED SCOPE COSTS" means the direct and indirect costs incurred by Landlord in connection with the construction of the Improvements as a result of any expansion in the scope of the Improvements beyond the Initial Scope as a result of either (i) changes requested by Tenant, or (ii) Excused Delays, provided, however, that costs which are the result of Excused Delays which are not in the control of either Tenant or Landlord (i.e. resulting from "force majeure") shall first be applied against the Contingency described in subsection (e), below, and to


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the extent such Contingency is insufficient in amount, when taken together with all other items applied to such Contingency, to fully cover such additional costs, only fifty percent (50%) of such costs shall be considered Expanded Scope Costs.

                  (b) "REDUCED SCOPE SAVINGS" means the reduction, if any, in the direct and indirect costs incurred by Landlord in connection with the construction of the Improvements resulting from reductions which are requested by Tenant in the scope of the interior portion of the Improvements below the Initial Scope. A reduction in the Initial Scope shall include any savings experienced in the cost of a particular item for which an allowance is provided in the Preliminary Plans and Specifications (e.g. floor coverings) from the allowance amount provided.

                  (c) Base Rent, effective as of the Commencement Date, shall be increased by an amount determined by the following formula:

                  (Expanded Scope Costs x .12) / 12 = Increase in Base Rent

In determining Expanded Scope Costs for the purposes of the foregoing calculation, Reduced Scope Savings shall be credited against Expanded Scope Costs to the extent such Expanded Scope Costs have been incurred in connection with Improvements to the interior of the building which are permanent or affixed in character (i.e. not Tenant's trade fixtures) and which have been approved in advance by Landlord. Any Reduced Scope Savings which are not applied to Expanded Scope Costs shall be added to the Contingency described in subsection (e), below.

By way of example only, if Expanded Scope Costs of $100,000 are incurred ($50,000 of which are for permanent Improvements), and Reduced Scope Savings of $60,000 obtained, then the Base Rent shall increase by $500 ([($100,000 - $50,000) x .12] / 12) and the Contingency shall be increased by $10,000. Base Rent shall not be decreased as a result of Reduced Scope Savings, except as provided in subsection (e) below.

                  (d) Landlord shall deliver written notice to Tenant when and if it is determined that Expanded Scope Costs have been incurred or Reduced Scope Savings have been obtained and, as a result, the Base Rent shall increase pursuant to this Section 3.2. Should Tenant dispute Landlord's calculation of Expanded Scope Costs, Landlord and Tenant shall meet and endeavor, in good faith, to resolve their differences. If, after fifteen (15) days following delivery to Tenant of Landlord's calculation, Landlord and Tenant have not resolved their differences, they shall immediately submit their differences to binding arbitration in accordance with the Construction Industry Arbitration Rules of the American Arbitration Association, and judgment upon the determination of the arbitrator may be entered in any court having jurisdiction thereof. At the commencement of such an arbitration, Landlord and Tenant shall each submit to the arbitrator a written statement of what they contend is the proper calculation of Expanded Scope Costs and Reduced Scope Savings. The arbitrator's sole responsibility shall be to determine which of the two calculations is most accurate and may select only Landlord's calculation or Tenant's calculation. Whichever party's calculation is accepted shall be considered the prevailing party and the losing party shall bear all costs associated with such arbitration, including the other party's reasonable legal expenses and reasonable expenses of other appropriate third party professional advisors not affiliated with either party (e.g. accountants, auditors). Since Expanded Scope Costs and Reduced Scope Savings may not be finally determined until after Substantial Completion, if after such determination, the Base Rent increases pursuant to this Section 3.2, Tenant shall, together with the next regularly scheduled payment of the adjusted Base Rent, remit to Landlord an equal to the product of (i) the amount of the increase in the Base Rent, and
(ii) the number of payments of the original Base Rent made by Tenant since the Commencement Date. Notwithstanding the foregoing, if Expanded Scope Costs (as may be reduced by Reduced Scope Savings which are applicable against Expanded Scope Costs) are incurred in an amount which exceed Ninety Three Thousand Dollars ($93,000), such Expanded Scope Costs shall be paid to Landlord by Tenant in full (i) upon the commencement of construction, if they have been identified prior to that time, (ii) when such Expanded Scope Costs are identified (e.g. when a change is requested by Tenant or when an Excused Delay occurs), if identified after the commencement of construction, or (iii) when Landlord's construction lender requires, whichever is sooner.

                  (e) Landlord has allocated One Hundred Eighty Seven Thousand Three Hundred Eighty Seven Dollars ($187,387) of its budget for the construction of the Improvements to "Contingency." To the extent Landlord reasonably determines that there are savings in other elements of its costs associated with the construction of the Improvements, these savings will, during the course of construction of the Improvements, be transferred to

"Contingency." To the extent Landlord reasonably determines that any portion of the allocated "Contingency" was not needed to complete construction of the Improvements, the Base Rent shall decrease by an amount equal to the product of
(i) the unexpended portion of the "Contingency and (ii) .0048 (.115 / 2 / 12). Landlord shall make that determination and notify Tenant of its conclusion within seventy-five (75) days following Substantial Completion of the Improvements. Any reduction in Base Rent which would have been applicable to Base Rent already paid by Tenant shall be credited by Landlord against the next payment of Base Rent due.

                  (f) Prior to the Commencement Date, Landlord shall make its books and records regarding the costs of completing the Improvements available for review by Tenant during normal business hours at Landlord's principal place of business.

                  SECTION 3.3. INCREASE IN BASE RENT DURING TERM. On each of the 31st, 61st and 91st month of the Term, the Base Rent, as adjusted pursuant to this Section 3.2, shall be increased to an amount equal to 106.5% of the then applicable Base Rent, as may have been previously adjusted.

                  SECTION 3.4. BASE RENT DURING OPTION TERM. The Base Rent during each Option Term (the "Option Term Base Rent") shall be an amount equal to the greater of (i) ninety-five percent (95%) of the then fair market rental value of the Demised Premises as then configured (the "Fair Market Rental Value"), as stated on a monthly basis and determined pursuant to subsection (i), below, or (ii) the Base Rent during the last year of the Initial Term (or the prior Option Term, if applicable), multiplied by 1.065. On the 31st month of each Option Term, the Option Term Base Rent shall be increased to an amount equal to the then applicable Option Term Base Rent, multiplied by 1.065.

                  (a) Upon receipt by Landlord of Tenant's Extension Notice under Section 1.2, above, Landlord and Tenant shall meet in an effort to negotiate, in good faith, the Option Term Base Rent which will become effective as of the first day of the ensuing Option Term (the "Option Term Commencement Date"). If Landlord and Tenant have not agreed upon the Option Term Base Rent within fifteen (15) days after the delivery of Tenant's Extension Notice, the Option Term Base Rent shall be determined as follows:

                           (1) Landlord and Tenant shall attempt to agree in
good faith upon a single appraiser not later than one (1) month after delivery or Tenant's Extension Notice. If Landlord and Tenant are unable to agree upon a single appraiser within such time period, then Landlord and Tenant shall each appoint one appraiser not later than fifteen (15) days after the deadline for selecting a single appraiser. Landlord and Tenant shall each give written notice to the other as to the name of the appraiser it has selected, as soon as the selection is made. Within ten (10) days thereafter, the two appointed appraisers shall appoint a third appraiser. All appraisers shall be independent from, and disinterested in, both Landlord and Tenant.

                           (2) The only task which the appraisers will perform
will be forming and reporting to Landlord and Tenant an opinion of the Fair Market Rental Value of the Demised Premises for use in determining the Option Term Base Rent.

                           (3) If either Landlord or Tenant fails to appoint its
appraiser within the prescribed time period, the single appraiser appointed shall determine the Fair Market Rental Value of the Demised Premises. If both parties fail to appoint appraisers within the prescribed time periods, then the first appraiser thereafter selected by a party shall determine the Fair Market Rental Value of the Demised Premises.

                           (4) Each party shall bear the cost of its own
appraiser and the parties shall share equally the cost of any single or third appraiser, if applicable. All appraisers so designated herein shall have at least five (5) years' experience in the appraisal of commercial office properties in the San Diego County, California and shall be members of professional organizations such as MAI or its equivalent.

                           (5) For the purpose of such appraisal and this
subsection (d), the term "Fair Market Rental Value" shall mean the price that a ready and willing single tenant would pay, as of the Option Term Commencement Date, as annual rent to a ready and willing landlord of a comparable property to the Demised Premises on the terms of this Lease, if such property were exposed for lease on the open market for a reasonable period of time, and taking into account all of the purposes for which such property may be legally used. A "comparable property" shall mean a first-class corporate headquarters office building located in the northern half of San Diego County, California (collectively the Market Area"), with improvements similar in age and character to the Demised Premises, which has been improved with the tenant improvements comparable to those constructed in the Demised Premises; provided, however, that the appraisal shall disregard the value of the equipment which Tenant is entitled to remove at the expiration or termination of the Term of this Lease. The appraiser shall give appropriate consideration to all relevant factors, including, without limitation, (i) the fact that this Lease is a "triple net" lease, (ii) rental concessions and tenant improvement allowances generally being offered by landlords of comparable properties, (iii) the age of the Improvements, (iv) the condition of the Demised Premises on the assumption that Tenant has complied with its obligations to maintain and repair the Demised Premises, (v) current rental market conditions and the alternative uses and users for the Demised Premises, (vi) whether Landlord will or will not be required to pay a real estate brokerage commission in connection with Tenant's exercise of the Extension Option, and (vii) the fact that the Tenant will be accepting the Demised Premises in an "As-Is" conditions.

                           (6) If a single appraiser is chosen, then such
appraiser shall determine the Fair Market Rental Value of the Demised Premises. Otherwise, the Fair Market Rental Value of the Demised Premises shall be the arithmetic average of the two (2) appraisals which are closest in amount, and the third appraisal shall be disregarded.

                           (7) Landlord and Tenant shall instruct the
appraiser(s), in writing, to complete their written determination of the Fair Market Rental Value not later than nine (9) months prior to the Option Term Commencement Date. If the Fair Market Rental Value is not determined prior to the Option Term Commencement Date, then Tenant shall continue to pay Landlord monthly installments of Annual Rent in the amount applicable to the Demised Premises immediately prior to the Option Term Commencement Date until the Fair Market Rental Value is determined. When the Fair Market Rental Value of the Demised Premises is determined, Landlord shall deliver notice thereof to Tenant, and Tenant shall pay to Landlord, within ten (10) days after receipt of such notice, the difference between the monthly installments of Base Rent actually paid by Tenant to Landlord subsequent to the Option Term Commencement Date and the new monthly installments of Base Rent which are determined to have been actually owing during such period in accordance with this Section 3.1.

                  SECTION 3.5. BASE RENT ADJUSTMENT. If the term of this Lease does not commence on the first day of a calendar month or end on the last day of a calendar month, the installment of Monthly Rent for the partial calendar month at the commencement or the termination of the term shall be prorated on the basis of the number of days of the term within such calendar month.

                  SECTION 3.6. ADDITIONAL RENT. Subject to the provisions of
Section 2.7 of this Lease, the Base Rent shall be absolutely net to Landlord so that this Lease shall yield, net to Landlord, the Base Rent specified in Section
3.1 in each year of the term of this Lease and that all impositions, insurance premiums, utility charges, maintenance, repair and replacement expenses, all expenses relating to compliance with laws, and all other costs, fees, charges, expenses, reimbursements and obligations of every kind and nature whatsoever relating to the Demised Premises which may arise or become due during the term or by reason of events occurring during the term of this Lease shall be paid or discharged by Tenant. In the event Tenant fails to pay or discharge any imposition, insurance premium, utility charge, maintenance, repair or replacement expense which it is obligated to pay or discharge, Landlord may, but shall not be obligated to, pay the same, and in that event Tenant shall immediately reimburse Landlord therefor and pay the same as additional rent (all such items being sometimes hereinafter collectively referred to as "Additional Rent"), and Tenant hereby agrees to indemnify, defend and save Landlord harmless from and against such impositions, insurance premiums, utility charges, maintenance, repair and replacement expenses, all expenses relating to compliance with laws, and all other costs, fees, charges, expenses, reimbursements and obligations referred to above.

                  SECTION 3.7. DELINQUENT RENTAL PAYMENTS. All payments of Base Rent and Additional Rent shall be payable without previous demand therefor and without any right of setoff or deduction whatsoever, and in case of nonpayment of any item of Additional Rent by Tenant when the same is due, Landlord shall have, in addition to all its other rights and remedies, all of the rights and remedies available to Landlord under the provisions of this Lease or by law in the case of nonpayment of Base Rent. The performance and observance by Tenant of all the terms, covenants, conditions and agreements to be performed or observed by Tenant hereunder shall be performed and observed by Tenant at Tenant's sole cost and expense. Any installment of Base Rent or Additional Rent or any other charges payable by Tenant under the provisions hereof which shall not be paid when due or within ten (10) days thereafter shall bear interest at an annual rate of eighteen percent (18%) from the date when the same is due hereunder until the same shall be paid, but in no event in excess of the maximum lawful rate permitted to be charged by Landlord against Tenant. Said rate of interest is sometimes hereinafter referred to as the "Maximum Rate of Interest."

                  SECTION 3.8. SECURITY DEPOSIT. As security for Tenant's faithful performance of Tenant's obligations under this Lease, on the Commencement Date, Tenant shall deliver to Landlord (i) an irrevocable letter of credit drawn on a financial institution reasonably acceptable to Landlord and with an expiry date of no sooner than then end of the Initial Term, or (ii) a certificate of deposit, pledged to Landlord and endorsed in blank, with interest accruing and added to the balance of the certificate of deposit, with a maturity date no sooner than the end of the Initial Term, in the amount of Eighty Eight Thousand Two Hundred Twenty Eight Dollars and Thirty Three Cents ($88,228.33). If Tenant fails to pay Base Rent or other rent or charges due hereunder, or an Event of Default (as defined in Section 12 of this Lease) occurs, Landlord may draw on such letter of credit or negotiate such certificate of deposit in full, or any portion thereof, for the payment of any amount due Landlord or to reimburse or compensate Landlord for any liability, cost, expense, loss or damage (including attorneys' fees) which Landlord may suffer or incur by reason thereof. If Landlord uses or applies all or any portion of said letter of credit or certificate of deposit, Tenant shall, within ten (10) days after written request therefor, restore such letter of credit or certificate of deposit to the full amount required by this Lease. Landlord shall, at the expiration or earlier termination of the term hereof and after Tenant has vacated the Demised Premises, return to Tenant (or, at Landlord's option, to the last assignee, if any, of Tenant's interest herein), that portion of the Security Deposit not used or applied by Landlord, or, as applicable, the letter of credit or the certificate of deposit.

                                   ARTICLE IV
                             USE OF DEMISED PREMISES

                  SECTION 4.1. PERMITTED USE. Tenant primarily intends to use the Demised Premises for Tenant's corporate headquarters and related office uses; and shall be used for no other purpose without first securing the prior written consent of Landlord, which consent shall not be unreasonably withheld. Tenant shall not use or occupy the same, or knowingly permit them to be used or occupied, contrary to any statute, rule, order, ordinance, requirement or regulation applicable thereto, or in any manner which would violate any certificate of occupancy affecting the same, or which would make void or voidable any insurance then in force with respect thereto or which would make it impossible to obtain fire or other insurance thereon required to be furnished hereunder by Tenant, or which would cause structural injury to the improvements or cause the value or usefulness of the Demised Premises, or any portion thereof, substantially to diminish (reasonable wear and tear excepted), or which would constitute a public or private nuisance or waste, and Tenant agrees that it will promptly, upon discovery of any such use, take all necessary steps to compel the discontinuance of such use.

                  SECTION 4.2. PRESERVATION OF DEMISED PREMISES. Tenant shall not use, suffer or permit the Demised Premises, or any portion thereof, to be used by Tenant, any third party or the public in such manner as might reasonably tend to impair Landlord's title to the Demised Premises, or any portion thereof, or in such manner as might reasonably make possible a claim or claims of adverse usage or adverse possession by the public, as such, or third persons, or of implied dedication of the Demised Premises, or any portion thereof. Nothing in this Lease contained and no action or inaction by Landlord shall be deemed or construed to mean that Landlord has granted to Tenant any right, power or permission to do any act or make any agreement that may create, or give rise to or be the foundation for any such right, title, interest, lien, charge or other encumbrance upon the estate of Landlord in the Demised Premises.

                  SECTION 4.3. HAZARDOUS SUBSTANCES.

                  (a) Subject to Section 4.3(f), Tenant shall at all times and in all respects comply with all federal, state and local laws, ordinances and regulations ("Hazardous Materials Laws") relating to the industrial hygiene, environmental protection or the use, analysis, generation, manufacture, storage, presence, disposal or transportation of any oil, flammable explosives, asbestos, urea formaldehyde, polychlorinated biphenyls, radioactive materials or waste, or other hazardous, toxic, contaminated or polluting materials, substances or wastes, including without limitation any "hazardous substances," "hazardous wastes," "hazardous materials" or toxic substances" under any such laws, ordinances or regulations (collectively, "Hazardous Materials").

                  (b) Subject to Section 4.3(f), Tenant shall at its own expense procure, maintain in effect and comply with all conditions of any and all permits, licenses and other governmental and regulatory approvals required or Tenant's use of the Demised Premises, including, without limitation, discharge of (appropriately treated) materials or waste into or through any sanitary sewer system serving the Demised Premises. Except as discharged into the sanitary sewer in strict accordance and conformity with all applicable Hazardous Materials Laws and subject to Section 4 3(f). if Tenant shall cause any and all Hazardous Materials to be removed from the Demised Premises. Tenant shall cause the same to be transported solely by duly licensed haulers to duly licensed facilities for final disposal of such Hazardous Materials and wastes. Tenant shall in all respects handle, treat, deal with and manage any and all Hazardous Materials in, on, under or about the Demised Premises in complete conformity with all applicable Hazardous Materials Laws and prudent industry practices regarding the management of such Hazardous Materials. Subject to Section 4.3(f), all reporting obligations imposed by Hazardous Materials Laws are solely the responsibility of Tenant. Upon expiration or earlier termination of this Lease and subject to Section 4 3(f), Tenant shall cause all Hazardous Materials to be removed from the Demised Premises and transported for use, storage or disposal in accordance with and in complete compliance with all applicable Hazardous Materials Laws. Tenant shall not take any remedial action in response to the presence of any Hazardous Materials in, on, about or under the Demised Premises or in any Improvements situated on the Land other than in the normal course of Tenant's business operations as now contemplated in accordance with all Hazardous Materials Laws or as necessitated by emergency considerations in accordance with all applicable Hazardous Materials Laws, nor enter into any settlement agreement, consent decree or other compromise in respect to any claims relating to any Hazardous Materials in any way connected with the Demised Premises or the Improvements on the Land without first notifying Landlord of Tenant's intention to do so and affording Landlord ample opportunity to appear, intervene or otherwise appropriately assert and protect Landlord's interest with respect thereto In addition, at Landlord's request, at the expiration of the term of this Lease, Tenant shall remove all tanks or fixtures which were placed on the Demised Premises during the term of this Lease and which contain, have contained or are contaminated with Hazardous Materials.

                  (c) Tenant shall immediately notify Landlord in writing of (i) any enforcement, cleanup, removal or other governmental or regulatory action instituted, completed or threatened pursuant to any Hazardous Materials Laws;
(ii) any claim made or threatened by any person against Landlord or the Demised Premises relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Materials; and
(iii) any reports made to any environmental agency arising out of or in connection with any Hazardous Materials in, on or about the Demised Premises or with respect to any Hazardous Materials removed from the Demised Premises, including any complaints, notices, warnings, reports or asserted violations in connection therewith. Tenant shall also provide to Landlord, as promptly as possible, and in any event within five (5) business days after Tenant first receives or sends the same, copies of ail claims, reports, complaints, notices, warnings or asserted violations of any Hazardous Materials Laws relating in any way to the Demised Premises or Tenant's use thereof. Upon written request of Landlord (to enable Landlord to defend itself from any claim or charge related to any Hazardous Materials Laws), Tenant shall promptly deliver to Landlord notices of hazardous waste manifests reflecting the legal and proper disposal of ail such Hazardous Materials removed from the Demised Premises. Subject to
Section 4.3(f), all such manifests shall list the Tenant or its agent as a responsible party and in no way shall attribute responsibility for any such Hazardous Materials to Landlord.

                  (d) Subject to Section 4.3(f), Tenant shall indemnify, defend (with counsel reasonably acceptable to Landlord), protect and hold Landlord and each of Landlord's officers, directors, partners, employees, agents, attorneys, successors and assigns free and harmless from and against any and all claims, liabilities, damages, costs, penalties, forfeitures, losses or expenses (including attorneys' fees) for death or injury to any person or damage to any property whatsoever (including water tables and atmosphere) arising or resulting in whole or in part, directly or indirectly, from the presence or discharge of Hazardous Materials in, on, under, upon or from the Demised Premises or the Improvements located thereon or from the transportation or disposal of Hazardous Materials to or from the Demised Premises to the extent caused by Tenant whether knowingly or unknowingly. Subject to Section 4.3(f), Tenant's obligations hereunder shall include, without limitation, and whether foreseeable or unforeseeable, all costs of any required or necessary repairs, clean-up or detoxification or decontamination of the Demised Premises or the Improvements, and the presence and implementation of any closure, remedial action or other required plans in connection therewith, and shall survive the expiration of or early termination of the term of this Lease. For purposes of the indemnity provided herein, any acts or omissions of Tenant or its employees, agents, customers, sublessees, assignees, contractors or subcontractors (whether or not they are negligent, intentional, willful or unlawful) shall be strictly attributable to Tenant.

                  (e) Landlord may, at its expense, commission an environmental audit of the Demised Premises at any time after prior written novice thereof to Tenant; provided that such environmental audit does not unreasonably interfere with Tenant's use of the Demised Premises, or any portion thereof, and provided further that Landlord indemnifies, defends and holds harmless Tenant and its officers, agents, employees and customers from and against any loss or damages to Tenant's machinery, equipment, fixtures and personal property, and all liability, loss or damage arising from an injury to the property of Tenant, or its officers, agents, employees or customers, and any death or personal injury to any person or persons to the extent arising out of such environmental audit except for liability, loss or damage caused by Tenant s gross negligence or willful misconduct However, should Tenant breach any of its obligations set forth in this Section 4.3, then Landlord shall have the right to require Tenant to undertake and submit to Landlord an environmental audit from an environmental company reasonably acceptable to Landlord, which audit shall evidence Tenant's compliance with this Section 4.3.

                  (f) The obligations of Tenant under this Section 4.3 shall survive the expiration or earlier termination of this Lease.

                                   ARTICLE V
                       PAYMENT OF TAXES, ASSESSMENTS, ETC.

                  SECTION 5.1. PAYMENT OF IMPOSITIONS.

                  (a) Tenant covenants and agrees to pay during the term of this Lease, as Additional Rent, and before any fine, penalty, interest or cost may be added thereto for the nonpayment thereof, all real estate taxes, special assessments, water rates and charges, sewer rates and charges, including any sum or sums payable for present or future sewer or water capacity, charges for public utilities, street lighting, excise levies, licenses, permits, inspection fees, other governmental charges and all other charges or burdens of whatsoever kind and nature (including costs, fees and expenses of complying with any restrictive covenants listed on Exhibit "A" and amendments thereto recorded subsequent to the date of this Lease or similar agreements to which the Demised Premises are subject) incurred in the use, occupancy, ownership, operation, leasing or possession of the Demised Premises, without particularizing by any known name or by whatever name hereafter called, and whether any of the foregoing be general or special, ordinary or extraordinary, foreseen or unforeseen (all of which are sometimes herein referred to as "Impositions"), which at any time during the term may have been or may be assessed, levied, confirmed, imposed upon or become a lien on he Demised Premises or any portion thereof or any appurtenance thereto, rents or income therefrom, and such easements or rights as may now or hereafter be appurtenant or appertain to the use of the Demised Premises. Tenant shall pay the current portions of all special (or similar) assessments which during the term of this Lease shall be laid, assessed, levied or imposed upon or become payable or become a lien upon the Demised Premises or any portion thereof; provided, however, that if by law any special assessment is payable (without default) or, at the option of the owner, may be paid (without default) in installments (whether or not interest shall accrue on the unpaid balance of such special assessment), Tenant may pay the same, together with any interest accrued on the unpaid balance of such special assessment, in installments as the same respectively become payable and before any fine, penalty, interest or cost may be added thereto for the nonpayment of any such installment and the interest thereon.

                  (b) Landlord shall pay all installments of special assessments (including interest accrued on the unpaid balance) which are payable for periods prior to the Commencement Date and after the termination date of the term of this Lease. Tenant shall pay ail real estate taxes, whether heretofore or hereafter levied or assessed upon the Demised Premises or any portion thereof, which are due and payable for periods during the term of this Lease. Landlord shall pay all real estate taxes which are payable for periods prior to the Commencement Date and after the termination date of the term of this Lease. Provisions herein to the contrary notwithstanding, Landlord shall pay that portion of the real estate taxes and installments of special assessments due and payable in respect to the Demised Premises during the year in which the term commences and the year in which the term ends which the number of days in said year not within the term of this Lease bears to 365, and Tenant shall pay the balance of said current real estate taxes and current installments of special assessments during said years.

                  SECTION 5.2. TENANT'S RIGHT TO CONTEST IMPOSITIONS. Tenant shall have the right at its own expense to contest the amount or validity, in whole or in part, of any Imposition by appropriate proceedings diligently conducted in good faith; provided, however, if the payment of such Imposition is necessary to properly appeal such Imposition, Tenant shall pay such imposition before delinquency; and, provided further, if Tenant is then in default hereunder, Tenant shall have first deposited with Landlord cash or a certificate of deposit payable to Landlord issued by a national bank or federal savings and loan association in the amount of the Imposition so contested and unpaid, together with all interest and penalties which may accrue in Landlord's reasonable judgment in connection therewith, and all charges that may or might be assessed against or become a charge on the Demised Premises or any portion thereof during the pendency of such proceedings. If Tenant is then in default hereunder and if during the continuance of such proceedings, Landlord shall, from time to time, reasonably deem the amount deposited, as aforesaid, insufficient, Tenant shall, upon demand of Landlord, make additional deposits of such additional sums of money or such additional certificates of deposit as Landlord may reasonably request. If Tenant is required to make such additional deposits hereunder and Tenant fails to make same, the amount theretofore deposited may be applied by Landlord to the payment, removal and discharge of such imposition, and the interest, fines and penalties in connection therewith, and any costs, fees (including attorneys fees) and other liability (including costs incurred by Landlord) accruing in any such proceedings. Upon the termination of any such proceedings, Tenant shall pay the amount of such Imposition or part thereof, if any, as finally determined in such proceedings, the payment of which may have been deferred during the prosecution of such proceedings, together with any costs, fees, including attorneys' fees, interest, penalties, fines and other liability in connection therewith, and upon such payment, if Landlord had previously received any amounts or certificates as a deposit, Landlord shall return all amounts or certificates deposited with it with respect to the contest of such Imposition, as aforesaid, or, at the written direction of Tenant, Landlord shall make such payment out of the funds on deposit with Landlord and the balance, if any, shall be returned to Tenant. Tenant shall be entitled to the refund of any Imposition, penalty, fine and interest thereon received by Landlord which has been paid by Tenant or which has been paid by Landlord but for which Landlord has been previously reimbursed in full by Tenant. Landlord shall not be required to join in any proceedings referred to in this Section 5.2 unless the provisions of any law, rule or regulation at the time in effect shall require that such proceedings be brought by or in the name of Landlord, in which event Landlord shall join in such proceedings or permit the same to be brought in Landlord's name upon compliance with such conditions as Landlord may reasonably require. Landlord shall not ultimately be subject to any liability for the payment of any fees, including attorneys' fees, costs and expenses in connection with such proceedings. Tenant agrees to pay all such fees (including reasonable attorneys' fees), costs and expenses or, on demand, to make reimbursement to Landlord for such payment. During the time when any such certificate of deposit is on deposit with Landlord, and prior to the time when the same is returned to Tenant or applied against the payment, removal or discharge of Impositions, as above provided, Tenant shall be entitled to receive all interest paid thereon. Cash deposits shall not bear interest.

                  SECTION 5.3. LEVIES AND OTHER TAXES. If, at any time during the term of this Lease, any method of taxation shall be such that there shall be levied, assessed or imposed on Landlord, or on the Base Rent or Additional Rent, or on the Demised Premises, or any portion thereof, a capital levy, gross receipts tax, transaction privilege tax or other tax on the rents received therefrom or a franchise tax, or an assessment, levy or charge measured by or based in whole or in part upon such rents. Tenant covenants to pay and discharge the same, it being the intention of the parties hereto that the rent to be paid hereunder, shall be paid to Landlord absolutely net, without deduction or charge of any nature whatsoever, foreseeable or unforeseeable, ordinary or extraordinary, or of any nature, kind or description, except as in this Lease otherwise expressly provided. Nothing in this Lease contained shall require Tenant to pay any municipal, state or federal net income or excess profits taxes assessed against Landlord, or any municipal, state or federal capital levy, estate, succession, inheritance or transfer taxes of Landlord, or corporation franchise taxes imposed upon any corporate owner of the fee of the Demised Premises nor shall anything in this Lease require Tenant to pay any income tax of Landlord or any tax in the nature of income tax or in lieu of income tax.

                  SECTION 5.4. EVIDENCE OF PAYMENT. Tenant covenants to furnish Landlord, within thirty (30) days after the date upon which any Imposition or other tax, assessment, levy or charge is payable by Tenant, official receipts of the appropriate taxing authority, or other appropriate proof satisfactory to Landlord, evidencing the payment of the same. The certificate, advice or bill of the appropriate official designated by law to make or issue the same or to receive payment of any Imposition or other tax, assessment, levy or charge may be relied upon by Landlord as sufficient evidence that such imposition or other tax, assessment, levy or charge is due and unpaid at the time of the making or issuance of such certificate, advice or bill.

                  SECTION 5.5. ESCROW FOR TAXES AND ASSESSMENTS. At Landlord's written demand after any Event of Default (as hereinafter defined) and for as long as such Event of Default is uncured, Tenant shall pay to Landlord the known or estimated yearly real estate taxes and assessments payable with respect to the Demised Premises in monthly payments equal to one-twelfth (1/12) of the known or estimated yearly real estate taxes and assessments next payable with respect to the Demised Premises. From time to time, Landlord may reestimate the amount of real estate taxes and assessments, and in such event Landlord shall notify Tenant, in writing, of such reestimate and fix future monthly installments for the remaining period prior to the next tax and assessment due date in an amount sufficient to pay the reestimated amount over the balance of such period after giving credit for payments made by Tenant on the previous estimate. If the total monthly payments made by Tenant pursuant to this Section
5.5 shall exceed the amount of payments necessary for said taxes and assessments, such excess shall be credited on subsequent monthly payments of the same nature; but if the total of such monthly payments so made under this paragraph shall be insufficient to pay such taxes and assessments when due, then Tenant shall pay to Landlord such amount as may be necessary to make up the deficiency. Payment by Tenant of real estate taxes and assessments under this
Section 5.5 shall be considered as performance of such obligation under the provisions of Section 5.1 hereof.

                  SECTION 5.6. LANDLORD'S RIGHT TO CONTEST IMPOSITIONS. In addition to the right of Tenant under Section 5.2 to contest the amount or validity of Impositions, Landlord shall also have the right, but not the obligation, to contest the amount or validity, in whole or in part, of any Impositions not contested by Tenant, by appropriate proceedings conducted in the name of Landlord or in the name of Landlord and Tenant. If Landlord elects to contest the amount or validity, in whole or in part, of any Impositions, such contests by Landlord shall be at Landlord's expense; provided, however, that if the amounts payable by Tenant for Impositions are reduced (or if a proposed increase in such amounts is avoided or reduced) by reason of Landlord's contest of Impositions, Tenant shall reimburse Landlord for costs reasonably incurred by Landlord in contesting Impositions, but such reimbursements shall not be in excess of the amount saved by Tenant by reason of Landlord's actions in contesting such Impositions.

                                   ARTICLE VI
                                    INSURANCE

                  SECTION 6.1. TENANT'S INSURANCE OBLIGATIONS. Tenant, at Its sole cost and expense, shall obtain and continuously maintain in full force and effect during the term of this Lease, commencing with the date that rental (full or partial) commences, policies of insurance covering the Improvements constructed, installed or located on the Demised Premises naming the Landlord, as an additional insured, against (a) loss or damage by fire; (b) loss or damage from such other risks or hazards now or hereafter embraced by an "Extended Coverage Endorsement," including, but not limited to, windstorm, hail, explosion, vandalism, riot and civil commotion, damage from vehicles, smoke damage, water damage and debris removal: (c) loss for flood if the Demised Premises are in a designated flood or flood insurance area and required by Landlord's lender(s), (d) loss from so-called explosion, collapse and underground hazards; (e) loss or damage caused by earthquake if required by Landlord's lender(s) (provided, however, that Landlord shall reimburse Tenant for any earthquake-related premium which exceed $20,000 per year, which amount shall be adjusted annually to reflect increases in the Consumer Price Index); and (f) loss or damage from such other risks or hazards of a similar or dissimilar nature which are now or may hereafter be customarily insured against with respect to improvements similar in construction, design, general location, use and occupancy to the Improvements as may be required by Landlord or Landlord's lender(s), subject to sixty (60) days prior written novice to Tenant. At all times, such insurance coverage shall be in an amount equal to one hundred percent (100%) of the then "Full Replacement Cost" of the Improvements. "Full Replacement Cost" shall be interpreted to mean the cost of replacing the Improvements, without deduction for depreciation or wear and tear, including costs attributable to improvements or upgrades in the Improvements required by changes in laws and regulations governing zoning, public access and accommodation, workplace conditions, public health or safety or similar matter, and it shall include to the extent reasonably obtainable a reasonable sum for architectural, engineering, legal, administrative and supervisory fees connected with the restoration or replacement of the Improvements in the event of damage thereto or destruction thereof. If Tenant desires to obtain such casualty insurance with a deductible or self-insured retention or similar limitation on coverage, such arrangement shall be submitted to Landlord for its approval, which may be granted or withheld in Landlord's complete discretion.

                  SECTION 6.2. INSURANCE COVERAGE

                  (a) From and after the Commencement Date, Tenant, at its sole cost and expense, shall obtain and continuously maintain in full force and effect comprehensive general liability insurance against any loss, liability or damage on, about or relating to the Demised Premises, or any portion thereof, with limits of not less than Five Million Dollars ($5,000,000) combined single limit, per occurrence and aggregate, coverage on an occurrence basis. Any such insurance obtained and maintained by Tenant shall name Landlord as an additional insured therein and shall be obtained and maintained from and with a reputable and financially sound insurance company authorized to issue such insurance in the state in which the Demised Premises are located. Such insurance shall to the extent reasonably obtainable specifically insure (by contractual liability endorsement) Tenant's obligations under Section 20.3 of this Lease.

                  (b) During the term of this Lease, commencing with the Commencement Date, Tenant, at its sole cost and expense, shall obtain and continuously maintain in full force and effect boiler and pressure vessel (including, but not limited to, pressure pipes, steam pipes and condensation return pipes) insurance, provided the Building contains a boiler or other pressure vessel or pressure pipes. Landlord shall be named as an additional insured in such policy or policies of insurance.

                  (c) During the term of this Lease commencing with the Commencement Date, Tenant, at its sole cost and expense, shall obtain and continuously maintain in full force and effect such other insurance in such amounts against other insurable hazards which at the time are commonly insured against in the case of premises and/or buildings or improvements similar in construction, design, general location, use and occupancy to those on or appurtenant to the Demised Premises as may be reasonably required by Landlord or Landlord's lender(s), subject to sixty (60) days prior written notice to Tenant.

                  (d) The insurance set forth in this Section 6.2 shall be maintained by Tenant at not less than the limits set forth herein until reasonably required to be changed from time to time by Landlord, with written notice of not less than sixty (60) days, whereupon Tenant covenants to obtain and maintain thereafter such protection in the amount or amounts so reasonably required by Landlord.

                  SECTION 6.3. INSURANCE PROVISIONS. All policies of insurance required by Section 6.1 shall provide that the proceeds thereof shall be payable to Landlord or as otherwise may be required by Landlord's lender(s) and, if Landlord so requests, shall also be payable to any contract purchaser of the Demised Premises or the holder of any mortgage(s) now or hereafter becoming a lien on the fee of the Demised Premises, or any portion thereof, as the interest of such purchaser or holder appears pursuant to a standard named insured or mortgagee clause. Tenant shall not, on Tenant's own initiative or pursuant to request or requirement of any third parts, take out separate insurance concurrent in form or contributing in the event of loss with that required in this Article Vl, unless Landlord is named therein as an additional insured with loss payable as provided in Section 6.1. Tenant shall immediately notify Landlord whenever any such separate insurance is taken out and shall deliver to Landlord original certificates evidencing the same. Any insurance proceeds to be paid to Landlord following a casualty event and which are to be used for the restoration of the Demised Premises pursuant to this Lease shall be deemed paid to Landlord to be held in trust for that purpose, subject to the requirements of Landlord's lender(s).

                  Each policy required under this Article VI shall have attached thereto (a) an endorsement that such policy shall not be cancelled or materially changed without at least thirty (30) days prior written notice to Landlord, and
(b) to the extent reasonably obtainable an endorsement to the effect that the insurance as to the interest of Landlord shall not be invalidated by any act or neglect of Landlord or Tenant. All policies of insurance shall be written with companies reasonably satisfactory to Landlord and licensed in the state in which the Demised Premises are located. Such certificates of insurance shall be in a form reasonably acceptable to Landlord and shall be delivered to Landlord upon the Commencement Date and, prior to expiration of such policy, new certificates of insurance shall be delivered to Landlord not less than ten (10) days prior to the expiration of the then current policy term.

                  Insurance required hereunder shall be obtained from companies duly licensed to transact business in the state of California, and maintaining during the policy term a "General Policyholders Rating" of at least "A" and financial category rating of "Class Vll" in "Best's Insurance Guide."

                  SECTION 6.4. WAIVER OF SUBROGATION. Tenant shall cause to be inserted in the policy or policies of insurance required by this Article Vl hereof a complete so-called "Waiver of Subrogation Clause" as to Landlord. Tenant hereby waives, releases and discharges Landlord, its agents and employees from all claims whatsoever arising out of loss, claim, expense or damage to or destruction covered or coverable by insurance required under this Article Vl, unless such loss, claim, expense or damage may have been caused by Landlord, its agents or employees, and Tenant agrees to look to the insurance coverage only in the event of such loss.

                  SECTION 6.5. TENANT'S INDEMNIFICATION OF LANDLORD. Tenant shall maintain insurance coverage upon Tenant's business and upon all personal property of Tenant or the personal property of others kept, stored or maintained on the Demised Premises against loss or damage by fire, windstorm or other casualties or causes for such amount as Tenant may desire, and Tenant agrees that such policies shall contain a waiver of subrogation clause as to

Landlord. Such insurance shall include, without limitation, loss of use and business interruption coverage which will include coverage for the payment of the Basic and Additional Rent provided under this Lease.

                  SECTION 6.6. UNEARNED PREMIUMS. Upon expiration of the term of this Lease, the unearned premiums upon any insurance policies or certificates thereof lodged with Landlord by Tenant shall, subject to the provisions of
Article XIII hereof, be payable to Tenant, provided that Tenant shall not then be in default in keeping, observing or performing the terms and conditions of this Lease.

                  SECTION 6.7. BLANKET INSURANCE COVERAGE. Nothing in this
Article VI shall prevent Tenant from taking out insurance of the kind and in the amount provided for under the preceding paragraphs of this Article VI under a blanket insurance policy or policies (and certificates thereof reasonably satisfactory to Landlord shall be delivered to Landlord) which may cover other properties owned or operated by Tenant as well as the Demised Premises; provided, however, that any such policy of blanket insurance of the kind provided for shall (a) specify therein the amounts thereof exclusively allocated to the Demised Premises (or Tenant shall furnish Landlord and the holder of any fee mortgage with a written statement from the insurers under such policies specifying the amounts of the total insurance exclusively allocated to the Demised Premises), and (b) not contain any clause which would result in the insured thereunder being required to carry any insurance with respect to the property covered thereby in an amount not less than any specific percentage of the Full Replacement Cost of such property in order to prevent the insured therein named from becoming a co-insurer of any loss with the insurer under such policy; and further provided, however, that such policies of blanket insurance shall, as respects the Demised Premises, contain the various provisions required of such an insurance policy by the foregoing provisions of this Article VI.

                                  ARTICLE VII
                                    UTILITIES

                  SECTION 7.1. PAYMENT OF UTILITIES. During the term of this Lease, Tenant shall pay, when due, all charges of every nature, kind or description for utilities furnished to the Demised Premises or chargeable against the Demised Premises, including all charges for water, sewage, heat, gas, light, garbage, electricity, telephone, steam, power, or other public or private utility services. Prior to the Commencement Date, Tenant shall pay for all utilities or services at the Demised Premises used by it or its agents, employees or contractors (other than Landlord).

                  SECTION 7.2. ADDITIONAL CHARGES. In the event that any charge or fee is required after the Commencement Date by the state in which the Demised Premises are located, or by any agency, subdivision or instrumentality thereof, or by any utility company furnishing services or utilities to the Demised Premises, as a condition precedent to furnishing or continuing to furnish utilities or services to the Demised Premises, such charge or fee shall be deemed to be a utility charge payable by Tenant. The provisions of this Section
7.2 shall include, but not be limited to, any charges or fees for present or future water or sewer capacity to serve the Demised Premises, any charges for the underground installation of gas or other utilities or services, and other charges relating to the extension of or change in the facilities necessary to provide the Demised Premises with adequate utility services. In the event that Landlord has paid any such charge or fee after the Commencement Date, Tenant shall reimburse Landlord for such utility charge. Nothing contained in this
Section 7.2 shall be construed to relieve Landlord of the obligation to furnish the Improvements described In Exhibit "B."

                  SECTION 7.3. LANDLORD'S RESPONSIBILITY FOR UTILITY HOOK-UP CHARGES AND FEES. Notwithstanding anything contained in this Article VII to the contrary, (a) as of the Commencement Date, all utilities contemplated by the Improvements shall be hooked-up and fully operational and functional to the Demised Premises at no charge to Tenant; and (b) if any utility or service charge or fee related to capital improvements made by Landlord whose tax depreciable life extends beyond the termination date of this Lease, Tenant shall only pay the pro rata portion of such charge or fee to the extent that such tax depreciable life is within the term of this Lease.

                                  ARTICLE VIII
                                     REPAIRS

                  SECTION 8.1. TENANT'S REPAIRS. Tenant, at its sole cost and expense, throughout the term of this Lease, shall take good care of the Demised Premises (including any improvements hereafter erected or installed on the Land), shall keep the same in good order and condition, commensurate with other first-class office or corporate headquarters buildings located in the northern portion of San Diego County of size and construction quality similar to the Demised Premises and, shall make and perform all maintenance thereof (including the roof) and all necessary repairs thereto, interior and exterior, ordinary and extraordinary, foreseen and unforeseen, of every nature, kind and description. When used in this Article VIII, "repairs" shall include ail necessary replacements, renewals, alterations, additions and betterments. All repairs made by Tenant shall be at least equal in quality and cost to the original work and shall be made by Tenant in accordance with all laws, ordinances and regulations whether heretofore or hereafter enacted. The necessity for or adequacy of maintenance and repairs shall be measured by the standards which are appropriate for improvements of similar construction, class and age.

                  SECTION 8.2. MAINTENANCE. Tenant, at its sole cost and expense, shall take good care of, repair and maintain all driveways, pathways, roadways, sidewalks, curbs, spur tracks, parking areas, loading areas, landscaped areas, entrances and passageways in good order and repair and shall promptly remove all accumulated debris from any and all driveways, pathways, roadways, sidewalks, curbs, parking areas, loading areas, entrances and passageways and keep all portions of the Demised Premises, including areas appurtenant thereto, in a clean and orderly condition free of dirt, rubbish, debris and unlawful obstructions. Further, Tenant shall keep the Demised Premises safe for human occupancy and use.

                  SECTION 8.3. TENANT'S WAIVER OF CLAIMS AGAINST LANDLORD. Landlord shall not be required to furnish any services or facilities or to make any repairs or alterations in, about or to the Demised Premises or any improvements hereafter erected thereon. Tenant hereby assumes the full and sole responsibility for the condition, operation, repair, replacement, maintenance and management of the Demised Premises and all improvements hereafter erected thereon, and Tenant hereby waives any rights created by any law now or hereafter in force to make repairs to the Demised Premises or improvements hereafter erected thereon at Landlord's expense.

                  SECTION 8.4. PROHIBITION AGAINST WASTE. Tenant shall not do or suffer any waste, damage, disfigurement or injury to the Demised Premises, or any improvements hereafter erected thereon, or to the fixtures or equipment therein, or permit or suffer any overloading of the floors or other use of the Improvements that would place an undue stress on the same or any portion thereof beyond that for which the same was designed.

                                   ARTICLE IX
                       COMPLIANCE WITH LAWS AND ORDINANCES

                  SECTION 9.1. COMPLIANCE WITH LAWS AND ORDINANCES. Tenant shall, throughout the term of this Lease, and at Tenant's sole cost and expense, promptly comply or cause compliance with or remove or cure any violation of any and all present and future laws, ordinances, orders, rules, regulations and requirements of all federal, state, municipal and other governmental bodies having jurisdiction over the Demised Premises and the appropriate departments, commissions, boards and officers thereof, and the orders, rules and regulations of the Board of Fire Underwriters where the Demised Premises are situated, or any other body now or hereafter constituted exercising lawful or valid authority over the Demised Premises, or any portion thereof, or the sidewalks, curbs, roadways, alleys, entrances or railroad track facilities (if any) adjacent or appurtenant thereto, or exercising authority with respect to the use or manner of use of the Demised Premises, or such adjacent or appurtenant facilities, whether or not the compliance, curing or removal of any such violation and the costs and expenses necessitated thereby shall have been foreseen or unforeseen, ordinary or extraordinary, and whether or not the same shall be presently within the contemplation of Landlord or Tenant or shall involve any change of governmental policy or require structural or extraordinary repairs, alterations or additions by Tenant and irrespective of the costs thereof.

                  SECTION 9.2. COMPLIANCE WITH TITLE RESTRICTIONS. Subject only to Landlord's obligations under Section 2.7(b) of this Lease, Tenant, at its sole cost and expense, shall comply with all agreements, contracts, easements, restrictions, reservations or covenants to which the Demised Premises are subject as of the Commencement Date, or hereafter created by Tenant or consented to, in writing, by Tenant or requested, in writing, by Tenant and which are related to the use or maintenance of the Demised Premises by Tenant or Landlord, including, without limitation, that certain non-exclusive easement over a portion of the Land for ingress and egress to Ramada Hotel Operating Company, a Delaware corporation, recorded January 6, 1988, and that certain non-exclusive easement over the same portion of the Land for ingress and egress to Rybar/Wadley Partnership, a California general partnership, recorded February 1, 1995, and those certain Maintenance Agreements by and between Lusk/Mira Mesa and Ramada Hotel Operating Company, a Delaware corporation, recorded May 2, 1988, and May 16, 1988, copies of which have been previously provided to, and approved by, Tenant. Tenant shall also comply with, observe and perform all provisions and requirements of all policies of insurance at any time in force with respect to the Demised Premises and required to be obtained and maintained under the terms of Article VI hereof, and Tenant shall comply with all development permits issued by governmental authorities issued in connection with development Office Demised Premises, copies of which shall be supplied to Tenant by Landlord promptly after issuance.

                  SECTION 9.3. TENANT' S OBLIGATIONS. Notwithstanding that it may be usual and customary for Landlord to assume responsibility and performance of any or all of the obligations set forth in this Article IX, and notwithstanding any order, rule or regulation directed to Landlord to perform, Tenant hereby assumes such obligations because, by nature of this Lease, the rents and income derived from this Lease by Landlord are net rentals not to be diminished by any expense incident to the ownership, occupancy, use, leasing or possession of the Demised Premises or any portion thereof.

                  SECTION 9.4. TENANT'S RIGHT TO CONTEST LAWS AND ORDINANCES. After prior written notice to Landlord, Tenant, at its sole cost and expense and without cost or expense to Landlord, shall have the right to contest the validity or application of any law or ordinance referred to in this Article IX in the name of Tenant or Landlord, or both, by appropriate legal proceedings diligently conducted but only if compliance with the terms of any such law or ordinance pending the prosecution of any such proceeding, may legally be delayed without incurring of any lien, charge or liability of any kind against the Demised Premises, or any portion thereof, and without subjecting Landlord or Tenant to any liability, civil or criminal, for failure so to comply therewith until the final determination of such proceeding; provided, however, if any lien, charge or civil liability would be incurred by reason of any such delay, Tenant nevertheless, on the prior written consent or Landlord, which consent shall not be unreasonably withheld, may contest as aforesaid and delay as aforesaid, provided that such delay would not subject Tenant or Landlord to criminal liability and Tenant (a) furnishes Landlord security, reasonably satisfactory to Landlord, against any loss or injury by reason of any such contest or delay, (b) prosecutes the contest with due diligence and in good faith, and (c) agrees to indemnify, defend and hold harmless Landlord and the Demised Premises from any charge, liability or expense whatsoever. The security furnished to Landlord by Tenant shall be in the form of a cash deposit or a Certificate of Deposit issued by a national bank or federal savings and loan association payable to Landlord. Said deposit shall be held, administered and distributed in accordance with the provisions of Section 5.2 hereof relating to the contest of the amount or validity of any Imposition.

                  If necessary or proper to permit Tenant so to contest the validity or application of any such law or ordinance, Landlord shall, at Tenant's sole cost and expense, including reasonable attorneys' fees incurred by Landlord, execute and deliver any appropriate papers or other documents; provided, however, that Landlord shall not be required to execute any document or consent to any proceeding which would result in the imposition of any cost, charge, expense or penalty on Landlord or the Demised Premises.

                                   ARTICLE X
                        MECHANIC'S LIENS AND OTHER LIENS

                  SECTION 10.1. FREEDOM FROM LIENS. Tenant shall not suffer or permit any mechanic's lien or other lien to be filed against the Demised Premises, or any portion thereof, by reason of work, labor, skill, services, equipment or materials supplied or claimed to have been supplied to the Demised Premises at the request of Tenant, or anyone holding the Demised Premises, or any portion thereof, through or under Tenant. If any such mechanic's lien or other lien shall at any time be filed against the Demised Premises, or any portion thereof, Tenant shall cause the same to be discharged of record within thirty (30) days after the date of filing the same. If Tenant shall fail to discharge such mechanic's lien or liens or owner lien within such period, then, in addition to any other right or remedy of Landlord, after five (5) days prior written notice to Tenant, Landlord may, but shall not be obligated to, discharge the same by paying to the claimant the amount claimed to be due or by procuring the discharge of such lien as to the Demised Premises by deposit in the court having jurisdiction of such lien, the foreclosure thereof or other proceedings with respect thereto, of a cash sum sufficient to secure the discharge of the same, or by the deposit of a bond or other security with such court sufficient in form, content and amount to procure the discharge of such lien, or in such other manner as is now or may in the future be provided by present or future law for the discharge of such lien as a lien against the Demised Premises. Any amount paid by Landlord, or the value of any deposit so made by Landlord, together with all costs, fees and expenses in connection therewith (including reasonable attorneys' fees of Landlord), together with interest thereon at the Maximum Rate of Interest set forth in Section 3.4 hereof, shall be repaid by Tenant to Landlord on demand by Landlord and if unpaid may be treated as Additional Rent. Tenant shall indemnify and defend Landlord against, and save

Landlord and the Demised Premises and any portion thereof harmless from, all losses, costs, damages, expenses, liabilities, suits, penalties, claims, demands and obligations, including, without limitation, reasonable attorneys fees resulting from the assertion, filing, foreclosure or other legal proceedings with respect to any such mechanic's lien or other lien.

                  All materialmen, contractors, artisans, mechanics, laborers and any other person now or hereafter furnishing any labor, services, materials, supplies or equipment to Tenant with respect to the Demised Premises or any portion thereof, are hereby charged with notice that they must look exclusively to Tenant to obtain payment for the same. Notice is hereby given that Landlord shall not be liable for any labor, services, materials, supplies, skill, machinery, fixtures or equipment furnished or to be furnished to Tenant upon credit, and that no mechanics lien or other lien for any such labor, services, materials, supplies, machinery, fixtures or equipment shall attach to or affect the estate or interest of Landlord in and to the Demised Premises or any portion thereof.

                  SECTION 10.2. LANDLORD'S INDEMNIFICATION. The provisions of
Section 10.1 above shall not apply to any mechanic's lien or other lien for labor, services, materials, supplies, machinery, fixtures or equipment furnished to the Demised Premises in the performance of Landlord's obligations to construct the Improvements required by the provisions of Article 11 hereof or in the performance of Landlord's other obligations under this Lease, and Landlord does hereby agree to indemnify and defend Tenant against and save Tenant and the Demised Premises and any portion thereof harmless from all losses, costs, damages, expenses, liabilities and obligations, including, without limitation, reasonable attorneys' fees resulting from the assertion, filing, foreclosure or other legal proceedings with respect to any such mechanic's lien or other lien.

                  SECTION 10.3. REMOVAL OF LIENS. Except as otherwise provided for in this Article X, Tenant shall not create, permit or suffer, and shall promptly discharge and satisfy of record, any other lien, encumbrance, charge, security interest or other right or interest which shall be or become a lien, encumbrance, charge or security interest upon the Demised Premises, or any portion thereof, or the income therefrom, or on the interest of Landlord or Tenant in the Demised Premises, or any portion thereof, if such lien, encumbrance, charge, security interest or other right or interest shall result from the actions of Tenant or others acting on the behalf of or for Tenant (other than Landlord).

                                   ARTICLE XI
                                INTENT OF PARTIES

                  SECTION 11.1. NET LEASE. Landlord and Tenant each state and represent that it is their respective intention that this Lease be interpreted and construed as an absolute net lease, and all Base Rent and Additional Rent shall be paid by Tenant to Landlord without abatement, deduction, diminution, deferment, suspension, reduction or setoff, and the obligations of Tenant shall not be affected by reason of damage to or destruction of the Demised Premises from whatever cause (except as provided for in Section 13.6 hereof); nor shall the obligations of Tenant be affected by reason of any condemnation, eminent domain or like proceedings (except as provided in Article XIV hereof), nor shall the obligations of Tenant be affected by reason of any other cause whether similar or dissimilar to the foregoing or by any laws or customs to the contrary. It is the further express intent of Landlord and Tenant that, (a) the obligations of Landlord and Tenant hereunder) shall be separate and independent covenants and agreements and that the Base Rent and Additional Rent and all other charges and sums payable by Tenant hereunder shall commence at the times provided herein and shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to an express provision in this Lease; (b) all costs or expenses of whatsoever character or kind, general or special, ordinary or extraordinary, foreseen or unforeseen, and of every kind and nature whatsoever that may be necessary or required in and about the Demised Premises or any portion thereof, and Tenant's possession or authorized use thereof during the term of this Lease, shall be paid by Tenant, and all provisions of this Lease are to be interpreted and construed in light of the intention expressed in this Section 11.1; (c) the Base Rent specified in
Section 3.1 shall be absolutely net to Landlord so that this Lease shall yield net to Landlord the Base Rent specified in Section 3.1 in each year during the term of this Lease (unless extended or renewed at a different Base Rent); (d) all Impositions, insurance premiums, utility expense, repair and maintenance expense, and all other costs, fees, interest, charges, expenses, reimbursements and obligations of every kind and nature whatsoever relating to the Demised Premises or any portion thereof which may arise or become due during the term of this Lease or any extension or renewal thereof shall be paid or discharged by Tenant as Additional Rent; and (e) Tenant hereby agrees to indemnify, defend and save Landlord harmless from and against any and all costs, fees, charges, expenses, reimbursements and obligations, and any interest thereon which are Tenant's responsibility or obligation hereunder.

                  SECTION 11.2. ENTRY BY LANDLORD. If Tenant shall commit an Event of Default, then Landlord, after prior written notice to Tenant as provided in Section 12.1 (or without notice in case of emergency), and without waiving or releasing Tenant from any obligation of Tenant contained in this Lease, may, but shall be under no obligation to do so, (a) pay any Imposition payable by Tenant pursuant to the provisions of Article V; (b) take out for and maintain any of the insurance policies provided for in this Lease; or (c) make any other payment or perform any other act on Tenant's part to be paid or performed as in this Lease provided, and Landlord may enter upon the Demised Premises upon at least twenty-four (24) hours advance notice during regular business hours for any such purpose and take all such action therein or thereon as may be necessary therefor. Nothing herein contained shall be deemed as a waiver or release of Tenant from any obligation of Tenant contained in this Lease.

                  SECTION 11.3. INTEREST ON UNPAID AMOUNTS. If Tenant shall commit an Event of Default, Landlord may cure the same, but shall not be required to do so, in such manner and to such extent as Landlord may deem necessary or desirable, and in exercising any such right, may employ counsel and pay necessary and incidental costs and expenses, including reasonable attorneys' fees. All sums so paid by Landlord, and all necessary and incidental costs and expenses, including reasonable attorneys' fees, in connection with the performance of any such act by Landlord, together with interest hereon at the Maximum Rate of interest provided for in Section 3.4 hereof from the date of making such expenditure by Landlord, shall be deemed Additional Rent hereunder and, except as is otherwise expressly provided herein, shall be payable to Landlord on demand or, at the option of Landlord, may be added to any monthly rental then due or thereafter becoming due under this Lease, and Tenant covenants to pay any such sum or sums, with interest as aforesaid, and Landlord shall have, in addition to any other right or remedy of Landlord, the same rights and remedies in the event of nonpayment thereof by Tenant as in the case of default by Tenant in the payment of monthly Base Rent. Landlord shall not be limited in the proof of any damages which Landlord may claim against Tenant arising out of or by reason of Tenant's failure to provide and keep in force insurance as aforesaid, to the amount of the insurance premium or premiums not paid or not incurred by Tenant, and which would have been payable upon such insurance, but Landlord shall also be entitled to recover as damages for such breach the uninsured amount of any loss (to the extent of any deficiency between the dollar limits of insurance required by the provisions of this Lease and the dollar limits of the insurance actually carried by Tenant) and reasonable costs and expenses, including reasonable attorneys' fees, suffered or incurred by reason thereof occurring during any period when Tenant shall have failed or neglected to provide insurance as aforesaid.

                                  ARTICLE XII
                               DEFAULTS OF TENANT

                  SECTION 12.1. EVENTS OF DEFAULT. Any one or more of the following events shall be an event of default by Tenant ("Event of Default") under this Lease:

                  (a) Tenant fails to pay any Base Rent or Additional Rent or any other sum required by this Lease to be paid by Tenant within five (5) business days after the same becomes due and payable; provided, however, that Landlord shall be required to provide Tenant five (5) days' prior written notice of any such Event of Default up to one (1) time during each twelve (12) month period during the Term of this Lease; or

                  (b) Tenant fails to perform or comply with any other term hereof, and such failure shall continue for more than thirty (30) days after notice thereof from Landlord, and Tenant shall not within such period commence with due diligence and dispatch the curing of such default, or, having so commenced, shall thereafter fail or neglect to prosecute or complete with due diligence and dispatch the curing of such default; or

                  (c) Tenant fails to keep, observe or perform any of the terms contained in this Lease, other than those referred to in Subparagraphs (a) and
(b) of this Section 12.1, which does not expose Landlord to criminal liability, and such failure continues for a period of thirty (30) days after written notice thereof given by Landlord to Tenant, or in the case of such a failure which cannot, with due diligence and in good faith be cured within thirty (30) days, and Tenant fails to proceed promptly and with due diligence and in good faith to cure the same and thereafter to prosecute the curing of such failure with due diligence and in good faith, it being intended that in connection with a failure which does not expose Landlord to criminal liability and which is not susceptible of being cured with due diligence and in good faith within thirty
(30) days, that the time allowed Tenant within which to cure the same shall be extended for such period as may be necessary for the curing thereof promptly with due diligence and in good faith; or

                  (d) Tenant fails to keep, observe or perform any of the terms contained in this Lease, other than those referred to in Subparagraphs (a), (b) and (c) of this Section 12.1, and which exposes Landlord to criminal liability, and such failure shall continue after written notice thereof given by Landlord to Tenant, and Tenant fails to proceed timely and promptly with all due diligence and in good faith to cure the same and thereafter to prosecute the curing of such failure with all due diligence, it being intended that in connection with a failure which exposes Landlord to criminal liability that Tenant shall proceed immediately to cure or correct such condition and continually and with all due diligence and in good faith; or

                  (e) Tenant makes a general assignment for the benefit of creditors or shall admit in writing its inability to pay its debts, as they become due or shall file a petition in bankruptcy, or shall be adjudicated a bankrupt or insolvent, or shall file a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law, or regulation, or shall file an answer admitting or shall fail reasonably to contest the material allegations of a petition filed against it in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or any material part of its properties; or

                  (f) Within ninety (90) days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or if, within ninety (90) days after the appointment without the consent or acquiescence of Tenant, of any trustee, receiver or liquidator of Tenant or of any material part of its properties, such appointment shall not have been vacated; or

                  (g) A final judgment for the payment of money shall be rendered against Tenant and, within sixty (60) days after the entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal, or if, within sixty (60) days after the expiration of any such stay, such judgment shall not have been discharged; or

                  (h) Tenant shall permit the abandonment or non-occupancy of the Demised Premises except for temporary vacancies or portions thereof, or to the extent caused by damage, destruction or condemnation; or

                  (i) Tenant sublets, assigns, mortgages, pledges, transfers or otherwise encumbers or disposes of its interest in the Demised Premises or this Lease, in whole or in part, in violation of Section 15.1 hereof.

                  SECTION 12.2. LANDLORD'S REMEDIES. Upon the occurrence of an Event of Default, Landlord, at its option, without further notice or demand to Tenant, shall have, in addition to all other rights and remedies provided in this Lease, at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever:

                  (a) Terminate this Lease, in which event Tenant shall immediately surrender the Demised Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in Base Rent or Additional Rent, enter upon and take possession of the Demised Premises and expel or remove Tenant and any other person who may be occupying the Demised Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

                           i) The worth at the time of award of any unpaid Base
Rent and Additional Rent which has been earned at the time of such termination; plus

                           ii) The worth at the time of award of the amount by
which the unpaid Base Rent and Additional Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                           iii) The worth at the time of award of the amount by
which the unpaid Base Rent and Additional Rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                           iv) Any other amount reasonably necessary to
compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and

                           v) Such other amounts in addition to or in lieu of
the foregoing as may be permitted from time to time by applicable law.

The term "Rent" as used in this Section 12.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in subsections (i) and
(ii), above, the "worth at the time of award" shall be computed at the maximum amount of such interest permitted by law. As used in subsection (iii), above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%);

                  SECTION 12.3. RIGHT TO COLLECT RENT AS DUE. Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue lease in effect after Tenant's breach and abandonment and recover rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all Base Rent and Additional Rent as they become due.

                  SECTION 12.4. NEW LEASE FOLLOWING TERMINATION. In the event Landlord elects to terminate this Lease and relet the Premises, it may execute any new lease in its own name. Tenant hereunder shall have no right or authority whatsoever to collect any Base Rent, Additional Rent or other sums from such tenant. The proceeds of any such reletting shall be applied as follows:

                  (a) First, to the payment of any indebtedness other than Base Rent or Additional Rent due hereunder from Tenant to Landlord, including but not limited to storage charges or brokerage commissions owing from Tenant to Landlord as the result of such reletting;

                  (b) Second, to the payment of the costs and expenses of reletting the Premises, including alterations and repairs which Landlord deems reasonably necessary and advisable, and reasonable attorneys' fees incurred by Landlord in connection with the retaking of the Demised Premises and such reletting;.

                  (c) Third, to the payment of Base Rent, Additional Rent and other charges due and unpaid hereunder; and

                  (d) Fourth, to the payment of future Base Rent, Additional Charges and other damages payable by Tenant under this Lease.

                  SECTION 12.5. CUMULATIVE RIGHTS; NO WAIVER. All rights, options and remedies of Landlord contained in this Lease shall be construed and held to be non-exclusive and cumulative. Landlord shall have the right to pursue any or all of such remedies or any other remedy or relief which may be provided by law, whether or not stated in this Lease. No waiver of any Event of Default of Tenant hereunder shall be implied from the acceptance by Landlord of any Rent or other payments due hereunder (except with respect to the amount so collected) or any omission by Landlord to take any action on account of such Event of Default if such Event of Default persists or is repeated, and no express waiver shall affect Defaults other than as specified in said waiver.

                  SECTION 12.6. TENANT NOT RELEASED FROM LIABILITY. No expiration or termination of the Initial Term pursuant to this Article Xll or by operation of law, or otherwise (except as expressly provided herein), and no repossession of the Demised Premises or any part thereof pursuant to this
Article Xll, or otherwise, shall relieve Tenant of its liabilities and obligations hereunder, all of which shall survive such expiration, termination or repossession.

                  SECTION 12.7. SURRENDER OF DEMISED PREMISES. Upon any expiration or termination of this Lease, Tenant shall quit and peaceably surrender the Demised Premises and all portions thereof to Landlord, and Landlord may, upon or at any time after any such expiration or termination and without further notice, enter upon and reenter the

Demised Premises and all portions thereof and possess and repossess itself thereof by force, summary proceeding, ejectment or otherwise, and may dispossess Tenant and remove Tenant and all other persons and property from the Demised Premises and all portions thereof and may have, hold and enjoy the Demised Premises and the right to receive all rental and other income of and from the same.

                                  ARTICLE XIII
                           DESTRUCTION AND RESTORATION

                  SECTION 13.1. DESTRUCTION AND RESTORATION. Tenant covenants and agrees that in case of damage to or destruction of the Improvements after the Commencement Date of the term of this Lease, by fire or otherwise, Tenant, at its sole cost and expense, shall promptly restore, repair, replace and rebuild the same as nearly as possible to the condition that the same were in immediately prior to such damage or destruction with such changes or alterations (made in conformity with Article XIX hereof) as may be reasonably acceptable to Landlord or required by law. Tenant shall forthwith give Landlord written notice of such damage or destruction upon the occurrence thereof and specify in such notice, in reasonable detail, the extent thereof. Such restorations, repairs, replacements, rebuilding, changes and alterations, including the cost of temporary repairs for the protection of the Demised Premises, or any portion thereof, pending completion thereof are sometimes hereinafter referred to as the "Restoration." The Restoration shall be carried on and completed in accordance with the provisions and conditions of Section 13.2 and Article XIX hereof. Landlord and Tenant shall make appropriate, reasonable and customary arrangements at such time for Tenant's use of the insurance proceeds recovered by Landlord in connection with such Restoration. If the net amount of the insurance proceeds (after deduction of all costs, expenses and fees related to recovery of the insurance proceeds) recovered and held by Landlord, but made available to Tenant for the Restoration, is reasonably deemed insufficient by Landlord to complete the Restoration of such Improvements (exclusive of Tenant's personal property and trade fixtures which shall be restored, repaired or rebuilt out of Tenant's separate funds), Tenant shall, upon request to Landlord, deposit with Landlord a cash deposit equal to the reasonable estimate of the amount necessary to complete the Restoration of such Improvements less the amount of such insurance proceeds available.

                  SECTION 13.2. APPLICATION OF INSURANCE PROCEEDS. All Insurance moneys recovered by Landlord and held by Landlord on account of such damage or destruction, less the reasonable costs, if any, to Landlord of such recovery, shall be made available by Landlord for Tenant's use and shall be applied to the payment of the costs of the Restoration and shall be paid out from time to time as the Restoration progresses upon the written request of Tenant, accompanied by a certificate of the architect or a qualified professional engineer in charge of the Restoration stating that as of the date of such certificate (a) the sum requested is justly due to the contractors, subcontractors, materialmen, laborers, engineers, architects, or persons, firms or corporations furnishing or supplying work, labor, services or materials for such Restoration, or is justly required to reimburse Tenant for any expenditures made by Tenant in connection with such Restoration, and when added to all sums previously paid out by Landlord does not exceed the value of the Restoration performed to the date of such certificate by all of said parties; (b) except for the amount, if any, stated in such certificates to be due for work, labor, services or materials, there is no outstanding indebtedness known to the person signing such certificate, after due inquiry, which is then due for work, labor, services or materials in connection with such Restoration, which, if unpaid, might become the basis of a mechanic's lien or similar lien with respect to the Restoration or a lien upon the Demised Premises, or any portion thereof; and (c) the costs, as estimated by the person signing such certificate, of the completion of the Restoration required to be done subsequent to the date of such certificate in order to complete the Restoration do not exceed the sum of the remaining insurance moneys, plus the amount deposited by Tenant, if any, remaining in the hands of Landlord after payment of the sum requested in such certificate.

                  Tenant shall furnish Landlord at the time or any such payment with evidence reasonably satisfactory to Landlord that there are no unpaid bills in respect to any work, labor, services or materials performed, furnished or supplied in connection with such Restoration. Landlord shall not be required to pay out any insurance moneys where Tenant fails to supply satisfactory evidence of the payment of work, labor, services or materials performed, furnished or supplied, as aforesaid. If the insurance moneys in the hands of Landlord, and such other sums, if any, deposited with Landlord pursuant to Section 13.1 hereof, shall be insufficient to pay the entire costs of the Restoration, Tenant agrees to pay any deficiency promptly upon demand. Upon completion of the Restoration and payment in full thereof by Tenant, Landlord shall, within a reasonable period of time thereafter, turn over to Tenant all insurance moneys or other moneys then remaining upon submission of proof reasonably satisfactory to Landlord that the Restoration has been paid for in full and the damaged or destroyed Building and other Improvements repaired, restored or rebuilt as nearly as possible to the condition they were in immediately prior to such damage or destruction or with such changes or alterations as may be made in conformity with Section 13.1 and Article XIX hereof.

                  SECTION 13.3. CONTINUANCE OF TENANT'S OBLIGATIONS. Except as provided for in Section 13.6, no destruction of or damage to the Demised Premises, or any portion thereof, by fire, casualty or otherwise shall permit Tenant to surrender this Lease or shall relieve Tenant from its liability to pay to Landlord the Base Rent and Additional Rent payable under this Lease or from any of its other obligations under this Lease, and Tenant waives any rights now or hereafter conferred upon Tenant by present or future law or otherwise to quit or surrender this Lease or the Demised Premises, or any portion thereof, to Landlord or to any suspension, diminution, abatement or reduction of rent on account of any such damage or destruction.

                  SECTION 13.4. AVAILABILITY OF INSURANCE PROCEEDS. To the extent that any insurance moneys which would otherwise be payable to Landlord and used in the Restoration of the damaged or destroyed improvements are paid to any mortgagee of Landlord and applied in payment of or reduction of the sum or sums secured by any such mortgage or mortgages made by Landlord on the Demised Premises, Landlord shall make available, for the purpose of Restoration of such Improvements, an amount equal to the amount payable to its mortgagee out of such proceeds, and such sum shall be applied in the manner provided in Section 13.2 hereof.

                  SECTION 13.5. COMPLETION OF RESTORATION. The foregoing provisions of this Article XIII apply only to damage or destruction of the Improvements by fire, casualty or other cause occurring after the Commencement Date. Any such damage or destruction occurring prior to such time shall be restored, repaired, replaced and rebuilt by Landlord.

                  SECTION 13.6. TERMINATION OF LEASE. If, within six (6) months prior to the expiration of the term of this Lease, the Improvements shall be destroyed or damaged to such an extent that the Restoration thereof will cost an amount in excess of Five Hundred Thousand Dollars ($500,000), Tenant shall compute the amount of the net proceeds of the insurance resulting therefrom (to be collected and held by Landlord) and the amount, if any, over and above the net proceeds of such insurance necessary for such Restoration (which latter amount is hereinafter referred to as the "Excess Funds"), and if Tenant shall be unable or unwilling to restore such damage or destruction or occupancy by Tenant, Tenant shall, with reasonable promptness, notify Landlord, in writing, of such fact, which notice shall be accompanied by a detailed statement of the nature and extent of such damage or destruction, detailed estimates of the total cost of Restoration, and a statement of the net proceeds from insurance and the amount of any Excess Funds which may be required to restore the damage or destruction. Tenant shall have the option, within fifteen (15) days after Tenant's notice to Landlord, to terminate this Lease and surrender the Demised Premises to Landlord by a notice, in writing, addressed to Landlord, specifying such election accompanied by Tenant's payment of the balance of the Base Rent and Additional Rent due for the remainder of the term of this Lease and other charges hereafter specified in this Section 13.6. Upon the giving of such notice and the payment of such amounts, the term of this Lease shall cease and come to an end on a day to be specified in Tenant's notice, which date shall not be more than thirty (30) days after the date of delivery of such notice by Tenant to Landlord. Tenant shall accompany such notice with its payment of all Base Rent and Additional Rent due for the remainder of the term of this Lease and other charges payable by Tenant hereunder, together with the dollar amount of Landlord's reasonable estimate of the Excess Funds necessary, if any. In such event Landlord shall be entitled to the proceeds of all insurance required to be carried by Tenant hereunder and Tenant shall execute all documents reasonably requested by Landlord to allow such proceeds to be paid to Landlord.

                  SECTION 13.7. LIMITATION ON TENANT'S RESPONSIBILITY IN EVENT OF INSURER'S INABILITY TO FUND EARTHQUAKE-RELATED CLAIM. Notwithstanding the provisions of Section 8.1 and 13.1 of this Lease in the case of damage to or destruction of the Improvements caused by an earthquake, should the net amount of the insurance proceeds recovered by Landlord not be sufficient to complete the Restoration due to the financial incapacity of Tenant's insurer and its inability to honor its obligations under the insurance policy required to be maintained by Tenant hereunder, then Tenant's financial liability for Restoration of the Improvements shall be limited to the amount of the deductible, self-insured retention or similar arrangement for which Tenant would have otherwise been responsible under such policy and in such an event and Landlord shall thereafter, within thirty (30) days, determine whether to fund any balance needed to complete such Restoration, which if it elects not to do so, shall result in a termination of this Lease with neither party having any further rights or responsibilities thereunder, other than any accruing prior to such termination.

                                  ARTICLE XIV
                                  CONDEMNATION

                  SECTION 14.1. CONDEMNATION OF ENTIRE DEMISED PREMISES. If, during the Initial Term of this Lease any extension or renewal thereof, the entire Demised Premises shall be taken as the result of the exercise of the power of eminent domain (hereinafter referred to as the "Proceedings"), this Lease and all right, title and interest of Tenant hereunder shall cease and come to an end on the date of vesting of title pursuant to such Proceedings, and Landlord shall be entitled to and shall receive the total award made in such Proceedings. Tenant hereby assigning any interest in such award, damages, consequential damages and compensation to Landlord and Tenant hereby waiving any right Tenant now has or may have under present or future law to receive any separate award of damages for its interest in the Demised Premises or any portion thereof or its interest in this Lease.

                  In any taking of the Demised Premises, or any portion thereof, whether or not this Lease is terminated as provided in this Article, Tenant shall not be entitled to any portion of the award for the taking of the Demised Premises or damage to the Improvements, except as otherwise provided in Section
14.3 with respect to the restoration of the Improvements, or for the estate or interest of Tenant therein, all such award, damages, consequential damages and compensation being hereby assigned by Tenant to Landlord, and Tenant hereby waives any right it now has or may have under present or future law to receive any separate award of damages for its interest in the Demised Premises or any portion thereof or its interest in this Lease, except that Tenant shall have, nevertheless, the limited right to prove in the Proceedings and to receive any award which may be made for damages to or condemnation of Tenant's movable trade fixtures and equipment, and for Tenant's relocation costs in connection therewith.

                  SECTION 14.2. PARTIAL CONDEMNATION/TERMINATION OF LEASE. If, during the Initial Term of this Lease, or any extension or renewal thereof, less than the entire Demised Premises, but more than fifteen percent (15%) of the floor area of the Building, or more than twenty-five percent (25%) of the land area of the Demised Premises, shall be taken in any such Proceedings, this Lease shall, upon vesting of title in the Proceedings, terminate as to the portion of the Demised Premises so taken, and Tenant may, at its option, terminate this Lease as to the remainder of the Demised Premises. Tenant shall not have the right to terminate this Lease pursuant to the preceding sentence unless (a) the business of Tenant conducted in the portion of the Demised Premises taken cannot reasonably be carried on with substantially the same utility and efficiency in the remainder of the Demised Premises (or any substitute space securable by Tenant pursuant to clause [b] hereof), and (b) Tenant cannot construct or secure on the Demised Premises substantially similar space to the space so taken. Such termination as to the remainder of the Demised Premises shall be effected by notice in writing given not more than sixty (60) days after the date of vesting of title in such Proceedings, and shall specify a date no more than sixty (60) days after the giving of such notice as the date for such termination. Upon the date specified in such notice, the term of this Lease, and all right, title and interest of Tenant hereunder, shall cease and come to an end. If this Lease is terminated as provided in this Section 14.2, Landlord shall be entitled to and shall receive the total award made in such Proceedings, Tenant hereby assigning any interest in such award, damages, consequential damages and compensation to Landlord, and Tenant hereby waiving any right Tenant now has or may have under present or future law to receive any separate award of damages for its interest in the Demised Premises or any portion thereof or its interest in this Lease except as otherwise provided in Section 14.1. The right of Tenant to terminate this Lease as provided in this Section 14.2, shall be exercisable only upon the condition that Tenant is not then in default in the performance of any of the terms, covenants or conditions of this Lease on its part to be performed, and such termination upon Tenant's part shall become effective only upon compliance by Tenant with all such terms, covenants and conditions to the date of such termination. In the event that Tenant elects not to terminate this Lease as to the remainder of the Demised Premises, the rights and obligations of Landlord and Tenant shall be governed by the provisions of Section 14.3 hereof.

                  SECTION 14.3. PARTIAL CONDEMNATION/CONTINUATION OF LEASE. If fifteen percent (15%), or less, of the floor area of the Building, or twenty-five percent (25%), or less, of the land area of the Demised Premises, shall be taken in such Proceedings, or if more than fifteen percent (15%) of the floor area of the Building or more than twenty-five percent (25%) of the land area of the Demised Premises is taken (but less than the entire Demised Premises), and this Lease is not terminated as provided in Section 14.2 hereof, this Lease shall, upon vesting of title in the Proceedings, terminate as to the parts so taken, and Tenant shall have no claim or interest in the award, damages, consequential damages and compensation, or any part thereof except as otherwise provided in Section 14.1 and except that Tenant shall have the right to apply to Landlord for reimbursement as hereinafter provided from such funds as specified in this Section 14.3 and such funds will be deemed to be held in trust by Landlord for such purpose. Landlord shall be entitled to and shall receive the total award made in such Proceedings, Tenant hereby assigning any interest in such award, damages, consequential damages and compensation to Landlord, and Tenant hereby waiving any right Tenant now has or may have under present or future law to receive any separate award of damages for its interest in the Demised Premises or any portion thereof or its interest in this Lease, except as otherwise provided in Section 14.1 and except that Tenant shall have the right to apply to Landlord for reimbursement as hereinafter provided from such funds as specified in this Section 14.3. The net amount of the award (after deduction of all costs and expenses, including attorneys' fees) shall be held by Landlord and applied as hereinafter provided. Tenant, in such case, covenants and agrees, at Tenant's sole cost and expense (subject to reimbursement to the extent hereinafter provided), promptly to restore that portion of the Improvements on the Demised Premises not so taken to a complete architectural and mechanical unit for the use and occupancy of Tenant as provided in this Lease. The provisions and conditions in Article XIX applicable to changes and alterations shall apply to Tenant's obligations to restore that portion of the Improvements to a complete architectural and mechanical unit. Landlord agrees in connection with such restoration work to apply so much of the net amount of any award (after deduction of all costs and expenses, including attorneys' fees) that may be received by Landlord and held by Landlord in any such Proceedings for physical damage to the Improvements as a result of such taking, to the costs of such restoration work thereof, and the said net award for physical damage to the Improvements as a result of such taking shall be paid out from time to time to Tenant, or on behalf of Tenant, as such restoration work progresses upon the written request of Tenant, which shall be accompanied by a certificate of the architect or the registered professional engineer in charge of the restoration work stating that (a) the sum requested is justly due to the contractors, subcontractors, materialmen, laborers, engineers, architects or other persons, firms or corporations furnishing or supplying work, labor, services or materials for such restoration work or as is justly required to reimburse Tenant for expenditures made by Tenant in connection with such restoration work, and when added to ail sums previously paid out by Landlord does not exceed the value of the restoration work performed to the date of such certificate; and (b) the net amount of any such award for physical damage to the Improvements as a result of such taking remaining in the hands of Landlord, together with the sums, if any, deposited by Tenant with Landlord pursuant to the provisions hereof, will be sufficient upon the completion of such restoration work to pay for the same in full. Tenant shall also furnish Landlord with each certificate hereinabove referred to, together with evidence reasonably satisfactory to Landlord that there are no unpaid bills in respect to any work, labor, services or materials performed, furnished or supplied, or claimed to have been performed, furnished or supplied, in connection with such restoration work, and that no liens have been filed against the Demised Premises or any portion thereof. Landlord shall not be required to pay out any funds when there are unpaid bills for work, labor, services or materials performed, furnished or supplied in connection with such restoration work, or where a lien for work, labor, services or materials performed, furnished or supplied has been placed against the Demised Premises or any portion thereof. Upon completion of the restoration work and payment in full therefor by Tenant, and upon submission of proof reasonably satisfactory to Landlord that the restoration work has been paid in full and that the Improvements have been restored or rebuilt to a complete architectural and mechanical unit for the use and occupancy of Tenant as provided in this Lease, Landlord shall pay over to Tenant any portion of the cash deposit furnished by Tenant then remaining. To the extent that any award, damages or compensation which would otherwise be payable to Landlord and applied to the payment of the cost of restoration of the Improvements is paid to any mortgagee of Landlord and applied in payment or reduction of the sum or sums secured by any such mortgage or mortgages made by Landlord on the Demised Premises, Landlord shall make available for the use of Tenant, in connection with the payment of the cost of restoring the Improvements, an amount equal to the amount of such net award payable to the mortgagee from and after the date of delivery of possession to the condemning authority pursuant to the Proceedings, a just and proportionate part of the Base Rent, according to the extent and nature of such taking, shall abate for the remainder of the term of this Lease.

                  SECTION 14.4. CONTINUANCE OF OBLIGATIONS. In the event of any termination of this Lease or any part thereof as a result of any such Proceedings, Tenant shall pay to Landlord all Base Rent, all Additional Rent and other charges payable hereunder with respect to that portion of the Demised Premises so taken in such Proceedings with respect to which this Lease shall have terminated justly apportioned to the date of such termination. From and after the date of vesting of title in such Proceedings, Tenant shall continue to pay the Base Rent, Additional Rent and other charges payable hereunder as in this Lease provided to be paid by Tenant, subject to an abatement of a just and proportionate part of the Base Rent according to the extent and nature of such taking as provided for in Sections 14.3 and 14.5 hereof in respect to the Demised Premises remaining after such taking.

                  SECTION 14.5. ADJUSTMENT OF RENT. In the event of a partial taking of the Demised Premises under Section 14.3 hereof, or a partial taking of the Demised Premises under Section 14.2 hereof, followed by Tenant's election not to terminate this Lease, the fixed Base Rent payable hereunder during the period from and after date of vesting of title in such Proceedings to the termination of this Lease shall be reduced to a sum equal to the product of the Base Rent provided for herein multiplied by a fraction, the numerator of which is the value of the Demised Premises after such taking and after the same shall have been restored to a complete architectural unit, and the denominator of which is the value of the Demised Premises prior to such taking.

                                   ARTICLE XV
                          ASSIGNMENT, SUBLETTING, ETC.

                  SECTION 15.1. RESTRICTION ON TRANSFER. Subject to Section 15.2, below, Tenant shall not sublet the Demised Premises or any portion thereof, nor assign, mortgage, pledge, transfer or otherwise encumber or dispose of this Lease or any interest therein, or in any manner assign, mortgage, pledge, transfer or otherwise encumber or dispose of its interest or estate in the Demised Premises or any portion thereof without obtaining Landlord's prior written consent in each and every instance, which consent shall not be unreasonably withheld or delayed, provided the following conditions are complied with:

                           (a) Any assignment of this Lease shall transfer to the assignee all of Tenant's right, title and interest in this Lease and all of Tenant's estate or interest in the Demised Premises.

                           (b) At the time of any assignment or subletting and at the time Tenant requests Landlord's written consent thereto, this Lease must be in full force and effect without any breach or default thereunder on the part of Tenant.

                           (c) Any such assignee shall assume, by written, recordable instrument, in form and content satisfactory to Landlord, the due performance of all of Tenant's obligations under this Lease, including any accrued obligations at the time of the effective date of the assignment, and such assumption agreement shall state that the same is made by the assignee for the express benefit of Landlord as a third party beneficiary thereof. A copy of the assignment and assumption agreement, both in form and content satisfactory to Landlord, fully executed and acknowledged by assignee, together with a certified copy of a properly executed corporate resolution (if the assignee be a corporation) authorizing the execution and delivery of such assumption agreement, shall be sent to Landlord ten
                                    (10) days prior to the effective date of such assignment.

                           (d) In the case of a subletting, a copy of any sublease fully executed and acknowledged by Tenant and the sublessee shall be mailed to Landlord ten (10) days prior to the effective date of such subletting, which sublease shall be in form and content acceptable to Landlord.

                           (e) Such assignment or subletting shall be subject to all provisions, terms, covenants and conditions of this Lease, and Tenant-assignor (and the guarantor or guarantors of this Lease, if any) and the assignee or assignees shall continue to be and remain liable under the Lease.

                           (f)      Each sublease permitted under this Section
                                    15.1 shall contain provisions to the effect that (i) such sublease is only for actual use and occupancy by the sublessee; (ii) such sublease is subject and subordinate to all of the terms, covenants and conditions of this Lease and to all of the rights of Landlord thereunder; and (iii) in the event this Lease shall terminate before the expiration of such sublease, the sublessee thereunder will, at Landlord's option, attorn to Landlord and waive any rights the sublessee may have to terminate the sublease or to surrender possession thereunder as a result of the termination of this Lease.

                           (g) Tenant agrees to pay on behalf of Landlord any and all reasonable costs of Landlord including reasonable attorneys fees paid or payable to outside counsel, occasioned by such assignment or subletting.

                  SECTION 15.2. TRANSFER TO AFFILIATE. Notwithstanding Section 15.1, above, Tenant shall be permitted to assign or sublet the Demised Premises or Tenant's rights under this Lease to (i) a corporation in which Tenant owns or beneficially controls more than fifty percent (50%) of the outstanding voting securities, (ii) a corporation, the Majority of the outstanding voting securities of which are owned by the same persons or entities which own or beneficially control the outstanding voting securities of Tenant (a "Sister Corporation"), or (iii) a corporation in which a Sister Corporation owns or beneficially controls more than fifty percent (50%) of the outstanding voting securities, provided, however, that all other requirements and restrictions of
Section 15.1, above, shall apply to such assignment or subletting and further provided that Tenant shall give Landlord no less than thirty (30) days prior written notice of such assignment of subletting, including written evidence of the identity of the assignee or sublessee and its affiliation with Tenant.

                  SECTION 15.3. RESTRICTION FROM FURTHER ASSIGNMENT. Notwithstanding anything contained in this Lease to the contrary and notwithstanding any consent by Landlord to any sublease of the Demised Premises or any portion thereof or to any assignment of this Lease or of Tenant's interest or estate in the Demised Premises, no sublessee shall assign its sublease nor further sublease the Demised Premises or any portion thereof, and no assignee shall further assign its interest in this Lease or its interest or estate in the Demised Premises or any portion thereof, nor sublease the Demised Premises or any portion thereof, without Landlord's prior written consent in each and every instance, which consent shall not be unreasonably withheld or unduly delayed. No such assignment or subleasing shall relieve Tenant from any of Tenant's obligations contained in this Lease.

                  SECTION 15.4. TENANT'S FAILURE TO COMPLY. Tenant's failure to comply with all of the foregoing provisions and conditions of this Article XV shall (whether or not Landlord's consent is required under this Article), at Landlord's option, render any purported assignment or subletting null and void and of no force and effect.

                                  ARTICLE XVI
                         SUBORDINATION, NONDISTURBANCE,
                       NOTICE TO MORTGAGEE AND ATTORNMENT

                  SECTION 16.1. SUBORDINATION BY TENANT. This Lease and all rights of Tenant therein and all interest or estate of Tenant in the Demised Premises or any portion thereof shall be subject and subordinate to the lien of any mortgage, deed of trust, security instrument or other document of like nature (collectively, "Mortgage"), which at any time may be placed upon the Demised Premises or any portion thereof, and to each and every advance made under any Mortgage. Tenant agrees at any time hereafter, and from time to time on demand of Landlord, to execute and deliver to Landlord any instruments, releases or other documents that may be reasonably required for the purpose of subjecting and subordinating this Lease to the lien of any such Mortgage. It is agreed, nevertheless, that so long as Tenant be not in default in the payment of Base Rent and Additional Rent and the performance and observance of all covenants, conditions, provisions, terms and agreements to be performed and observed by Tenant under this Lease, that such subordination agreement or other instrument, release or document shall not interfere with, hinder or molest Tenant's right to quiet enjoyment under this Lease, nor the right of Tenant to continue to occupy the Demised Premises and all portions thereof, and to conduct its business thereon in accordance with the covenants, conditions, provisions, terms and agreements of this Lease. The lien of any such Mortgage shall not cover Tenant's trade fixtures or other personal property located in or on the Demised Premises.

                  SECTION 16.2. LANDLORD'S DEFAULT. In the event of any act or omission of Landlord constituting a default by Landlord, other than Landlord's failure to have the Improvements substantially completed as provided in Section
2.3 and to make the same fully available to Tenant as therein provided, Tenant shall not exercise any remedy until Tenant has given Landlord and its mortgagee prior written notice of such act or omission and until a 30-day period of time to allow Landlord or the mortgagee to remedy such act or omission shall have elapsed following the giving of such notice; provided, however, if such act or omission cannot with due diligence and in good faith be remedied within such 30-day period, Landlord and/or mortgagee shall be allowed such further period of time as may be reasonably necessary provided that it shall have commenced remedying the same with due diligence and in good faith within said 30-day period. In the event any act or omission of Landlord which constitutes a Landlord's default hereunder results in an immediate threat of bodily harm to Tenant's employees, agents or invitees or damage to Tenant's property, Tenant may proceed to cure the default without prior notice to Landlord or its mortgagee; provided, however, in that event Tenant shall give written notice to Landlord and its mortgagee as soon as possible after commencement of such cure. Nothing herein contained shall be construed or interpreted as requiring any mortgagee to remedy such act or omission. No Landlord Default shall entitle Tenant terminate this Lease or to deduct, offset or withhold Base Rent or Additional Rent.

                  SECTION 16.3. ATTORNMENT. If any mortgagee shall succeed to the rights of Landlord under this Lease or to ownership of the Demised Premises, whether through possession or foreclosure or the delivery of a deed to the Demised Premises, then, upon the written request of such mortgagee so succeeding to Landlord's rights hereunder, Tenant shall attorn to and recognize such mortgagee as Tenant's landlord under this Lease, and shall promptly execute and deliver any instrument that such mortgagee may reasonably request to evidence such attornment (whether before or after making of the mortgage). In the event of any other transfer of Landlord's interest hereunder, upon the written request of the transferee and Landlord, Tenant shall attorn to and recognize such transferee as Tenant's landlord under this Lease and shall promptly execute and deliver any instrument that such transferee and Landlord may reasonably request to evidence such attornment.

                                  ARTICLE XVII
                                      SIGNS

                  Tenant may erect signs on the exterior or interior of the Building or on the landscaped area adjacent thereto, provided that such sign or signs (a) do not cause any structural damage or other material damage to the Building; (b) do not violate applicable governmental laws, ordinances, rules or regulations; (c) do not violate any existing restrictions affecting the Demised Premises; and (d) are compatible with the architecture of the Building and the landscaped area adjacent thereto.

                                 ARTICLE XVIII
                  FINANCIAL STATEMENTS OF TENANT AND GUARANTOR

                  Tenant, from time to time, at Landlord's request, shall provide Landlord with Tenant's most recent financial statements (a balance sheet, a statement of operations, and a statement of cash flows or, if Tenant is an entity which files periodic financial disclosures to securities regulatory authorities, those which are periodically filed with those authorities). Landlord shall hold such financial statements in confidence, provided that Landlord may, as reasonably necessary, provide copies of those financial statements to current and prospective lenders, investors and buyers, identified in writing to Tenant, for examination and review. Unless Tenant is in default under this Lease, Tenant shall not be obligated to provide such financial statements more frequently than one (1) time per year.

                                  ARTICLE XIX
                             CHANGES AND ALTERATIONS

                  Tenant shall have the right at any time, and from time to time during the term of this Lease, to make such changes and alterations, structural or otherwise, to the Building, improvements and fixtures hereafter erected on the Demised Premises as Tenant shall deem necessary or desirable in connection with the requirements of its business, which such changes and alterations (other than changes or alterations of Tenant's movable trade fixtures and equipment) shall be made in all cases subject to the following conditions, which Tenant covenants to observe and perform:

                           (a) PERMITS. No change or alteration shall be undertaken until Tenant shall have procured and paid for, so far as the same may be required from time to time, all municipal, state and federal permits and authorizations of the various governmental bodies and departments having jurisdiction thereof, and Landlord agrees to join in the application for such permits or authorizations whenever such action is necessary, ail at Tenants sole cost and expense, provided such applications do not cause Landlord to become liable for any cost, fees or expenses.

                           (b) COMPLIANCE WITH PLANS AND SPECIFICATIONS. Before commencement of any change, alteration, restoration or construction (hereinafter sometimes referred to as "Work") involving in the aggregate an-estimated cost of more than Twenty-Five Thousand and No/100ths Dollars ($25,000.00) or which in Landlord's reasonable judgment would materially alter the mechanical, structural or electrical systems of the Improvements, Tenant shall (i) furnish Landlord with detailed plans and specifications of the proposed change or alteration; (ii) obtain Landlord's prior written consent, which consent shall not be unreasonably withheld but such consent may be withheld if the change or alteration would, in the reasonable judgment of Landlord, impair the value or usefulness of the Land or Improvements or any substantial part thereof to Landlord); (iii) obtain Landlord's prior written approval of a licensed architect or licensed professional engineer selected and paid for by Tenant who shall supervise any such work (hereinafter referred to as "Alterations Architect or Engineer"); (iv) obtain Landlord's prior written approval of detailed plans and specifications prepared and approved in writing by said Alterations Architect or Engineer and of each amendment and change thereto; and (v) furnish to Landlord a surety company performance bond issued by a surety company licensed to do business in the state in which the Demised Premises are located and reasonably acceptable to Landlord in an amount equal to the estimated cost of such work guaranteeing the completion thereof within a reasonable time thereafter (1) free and clear of all mechanic's liens or other liens, encumbrances, security interests and charges, and (2) in accordance with the plans and specifications approved by Landlord.

                           (c) VALUE MAINTAINED. Any change or alteration shall, when completed, be of such character so as not to reduce the value of the Demised Premises or the Building to which such change or alteration is made below its value or utility to Landlord immediately before such change or alteration, nor shall such change or alteration reduce the area or cubic content of the Building, nor change the character of the Demised Premises or the Building as to use without Landlord's express written consent.

                           (d) COMPLIANCE WITH LAWS. All work done in connection with any change or alteration shall be done promptly and in a good and workmanlike manner and in compliance with all building and zoning laws of the place in which the Demised Premises are situated, and in compliance with all laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments and appropriate departments, commissions, boards and officers thereof, and in accordance with the orders, rules and regulations of the Board of Fire Underwriters where the Demised Premises are located or any other body exercising similar functions. The cost of any such change or alteration shall be paid in cash so that the Demised Premises and all portions thereof shall at all times be free of liens for labor and materials supplied to the Demised Premises or any portion thereof. The Work or any change or alteration shall be prosecuted with reasonable dispatch, delays due to strikes, lockouts, inability to obtain labor or materials, governmental restrictions or similar causes beyond the control of Tenant excepted. Tenant or Tenant's contractor or subcontractor shall obtain and maintain at its sole cost and expense during the performance of the Work workers' compensation insurance covering all persons employed in connection with the Work and with respect to which death or injury claims could be asserted against Landlord or Tenant or against the Demised Premises or any interest therein, together with comprehensive general liability insurance for the mutual benefit of Landlord and Tenant with limits of not less than One Million Dollars ($1,000,000.00) in the event of injury to one person, Three Million Dollars ($3,000,000.00) in respect to any one accident or occurrence, and Five Hundred Thousand Dollars ($500,000.00) for property damage, and the fire insurance with "extended coverage" endorsement required by
                                    Section 6.1 hereof shall be supplemented with "builder's risk" insurance on a completed value form or other comparable coverage on the Work. All such insurance shall be in a company or companies authorized to do business in the state in which the Demised Premises are located and reasonably satisfactory to Landlord, and all such policies of insurance or certificates of insurance shall be delivered to Landlord endorsed "Premium Paid" by the company or agency issuing the same, or with other evidence of payment of the premium satisfactory to Landlord.

                           (e) Property of Landlord. All improvements and alterations (other than Tenant's movable trade fixtures and equipment) made or installed by Tenant shall immediately upon completion or installation thereof become the property of Landlord without payment therefor by Landlord and shall be surrendered by Landlord on the expiration of the term of this Lease.

                           (f) Location of Improvements. No change, alteration, restoration or new construction shall be in, or connect the Improvements with, any property, building or other improvement located outside the boundaries of the parcel of land described in Exhibit "A" attached hereto, nor shall the same obstruct or interfere with any existing easement.

                           (g) Removal of improvements. As a condition to granting approval for any changes or alterations, Landlord may require Tenant, by written notice to Tenant given at or prior to the time of granting such approval, to remove any improvements, additions or installations installed by Tenant in the Demised Premises at Tenant's sole cost and expense at the end of the term of this Lease and repair and restore any damage caused by the installation and removal of such improvements, additions, or installations; provided, however, the only improvements, additions or installations which Tenant shall remove shall be those specified in such notice. All improvements, additions or installations installed by Tenant which did not require Landlord's prior approval shall be removed by Tenant as provided for in this
                                    Section 19.1(g), unless Tenant has obtained a written waiver of such condition from Landlord.

                           (h) Reasonable Consent. All consents required of Landlord under this Article XIX shall not be unreasonably withheld by Landlord.

                                   ARTICLE XX
                            MISCELLANEOUS PROVISIONS

                  SECTION 20.1. ENTRY BY LANDLORD. Tenant agrees to permit Landlord and authorized representatives of Landlord to enter upon the Demised Premises at all reasonable times during ordinary business hours upon at least twenty-four (24) hours advance notice to Tenant for the purpose of inspecting the same and making any repairs required to be made thereto by Landlord under the terms of this Lease, or as required to be made thereto by Tenant under the terms of this Lease provided that Landlord shall have first given written notice to Tenant to make such repairs and Tenant shall have failed to make such repairs within thirty (30) days after notice; provided, however, Tenant shall be allowed such further period of time as may be provided in Section 12.1 (c); and, provided further, that Landlord shall be allowed to enter upon the Demised Premises during an emergency. Nothing herein contained shall imply any duty upon the part of Landlord to do any such work which, under any provision of this Lease, Tenant may be required to perform, and the performance thereof by Landlord shall not constitute a waiver of Tenant's default in failing to perform the same. Landlord may, during the progress of any work, keep and store upon the Demised Premises all necessary materials, tools and equipment. Landlord shall not in any event be liable for inconvenience, annoyance, disturbance, loss of business or other damage to Tenant by reason of making such repairs or the performance of any such work in or about the Demised Premises or on account of bringing material, supplies and equipment into, upon or through the Demised Premises during the course thereof, and the obligations of Tenant under this Lease shall not be thereby affected in any manner whatsoever; except that Landlord shall use reasonable efforts to not unreasonably interfere with Tenant's use of the Demised Premises, or any portion thereof, by reason of Landlord's making such repairs or the performance of any such work in or about the Demised Premises or on account of bringing materials, supplies and equipment into, upon or through the Demised Premises during the course thereof.

                  SECTION 20.2. EXHIBITION OF DEMISED PREMISES. Landlord is hereby given the right during usual business hours upon at least forty-eight
(48) hours advance notice to Tenant at any time during the term of this Lease to enter upon the Demised Premises and to exhibit the same for the purpose of mortgaging or selling the same. During the final year of the term, Landlord shall be entitled to display on the Demised Premises, in such manner as to not unreasonably interfere with Tenant's business, signs indicating that the Demised Premises are for rent and/or sale and suitably identifying Landlord or its agent. Tenant agrees that such signs shall remain unmolested upon the Demised Premises and that Landlord during ordinary business hours upon at least forty-eight (48) hours advance notice to Tenant may exhibit the Demised Premises to prospective tenants or buyers during said period.

                  SECTION 20.3. INDEMNIFICATION BY TENANT. To the fullest extent allowed by law, Tenant shall at all times indemnify, defend and hold Landlord harmless against and from any and all claims by or on behalf of any person or persons, firm or firms, corporation or corporations, arising from the conduct or management, or from any work or things whatsoever done in or about the Demised Premises during the term of this Lease, other than as a result of the gross negligence or willful misconduct of Landlord or its officers, employees, contractors or subcontractors or as a result of Landlord's breach of its obligations under this Lease, and Tenant shall further indemnify, defend and hold Landlord harmless against and from any and all claims arising during the term of this Lease from any condition of the Improvements or any street, curb or sidewalk adjoining the Demised Premises, or of any passageways or space therein or appurtenant thereto, other than as a result of the gross negligence or willful misconduct of Landlord or its officers, employees, contractors or subcontractors or as a result of Landlord's breach of its obligations under this Lease, or arising from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or arising from any act or negligence of Tenant, its agents, servants, employees or licenses, or arising from any accident, injury or damage whatsoever caused to any person, firm or corporation occurring during the term of this Lease in or about the Demised Premises, or upon the sidewalk and the land adjacent thereto, other than as a result of the gross negligence or willful misconduct of Landlord or its officers, employees, contractors or subcontractors or as a result of Landlord's breach of its obligations under this Lease, and from and against all costs, attorneys' fees, expenses and liabilities incurred in or about any such claim or action or proceeding brought thereon; and in case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, covenants to defend such action or proceeding by counsel reasonably satisfactory to Landlord. Tenant's obligations under this Section 20.3 shall be insured by contractual liability endorsement on Tenant's policies of insurance required under the provisions of Section 6.2 hereof to the extent reasonably obtainable.

                  SECTION 20.4. NOTICES. All notices, demands and requests which may be or are required to be given, demanded or requested by either party to the other shall be in writing, and shall be sent by United States registered or certified mail, postage prepaid, by an independent overnight courier service, or by telephonic facsimile transmission with automatic written time and date confirmation of delivery transmitted between the hours of 9:00 a.m. and 5:00 p.m. (time zone of recipient), and addressed as follows:

To Landlord:      The Allen Group
                  4370 La Jolla Village Drive, Suite 220
                  San Diego, California 92122-1252
                  Attention: Mr. Steven L. Black
                  Facsimile: 619-550-1935

To Tenant:        Arrowhead General Insurance Agency, Inc.
                  5375 Mira Sorrento Place, Suite 550
                  San Diego, California 92121
                  Attention: Mr. Patrick J. Kilkenny
                  Facsimile: 619-677-5222

or at such other place as a party hereto may from time to time designate by written notice thereof to the other. Notices, demands and requests which shall be served upon Landlord by Tenant, or upon Tenant by Landlord, in the manner aforesaid, shall be deemed to be sufficiently served or given for all purposes hereunder at the time such notice, demand or request shall be mailed or delivered to a courier.

                  SECTION 20.5. QUIET ENJOYMENT. Landlord covenants and agrees that Tenant, upon paying the Base Rent and Additional Rent and upon observing and keeping the covenants, agreements and conditions of this Lease on its part to be kept, observed and performed, shall lawfully and quietly hold, occupy and enjoy the Demised Premises

(subject to the provisions of this Lease) during the term of this Lease without hindrance or molestation by Landlord or by any Person or Persons claiming under Landlord.

                  SECTION 20.6. LANDLORD'S CONTINUING OBLIGATIONS. The term "Landlord," as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the fee of the Demised Premises, and in the event of any transfer or transfers or conveyance, the then grantor shall be automatically freed and relieved from and after the date of such transfer or conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed, provided that any funds in the hands of such landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be turned over to the Guarantee, and any amount then due and payable to Tenant by Landlord or the then grantor under any provision of this Lease, shall be paid to Tenant. The covenants and obligations contained in this Lease on the part of Landlord shall, subject to the aforesaid, be binding on Landlord's successors and assigns during and in respect of their respective successive periods of ownership. Nothing herein contained shall be construed as relieving Landlord of its obligations under Article 11 of this Lease or releasing Landlord from any obligation to complete the cure of any breach by Landlord during the period of its ownership of the Demised Premises. However, Tenant agrees to look solely to Landlord's interest in the Land, the Building and the Improvements for the recovery of any judgment from Landlord, it being agreed that Landlord, or if Landlord is a partnership, its partners whether general or limited, or if Landlord is a corporation, its directors, officers and shareholders, shall never be Personally liable for any such judgment.

                  SECTION 20.7. ESTOPPEL. Tenant shall, without charge at any time and from time to time, within ten (10) days after written request by Landlord, certify by written instrument, duly executed, acknowledged and delivered to any mortgagee, assignee of a mortgagee, proposed mortgagee, purchaser or proposed purchaser, or any other person dealing with Landlord or the Demised Premises.

                           (a) That this Lease (and all guaranties, if any) is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect, as modified and stating the modifications);

                           (b)      The dates to which the Base Rent or
                                    Additional Rent have been paid in advance.

                           (c) Whether or not there are then existing any breaches or defaults by such party or the other party known by such party under any of the covenants, conditions, provisions, terms or agreements of this Lease, and specifying such breach or default, if any, or any setoffs or defenses against the enforcement of any covenant, condition, provision, term or agreement of this Lease (or of any guaranties) upon the part of Landlord or Tenant (or any guarantor), as the case may be, to be performed or complied with (and, if so, specifying the same and the steps being taken to remedy the same); and

                           (d) Such other statements or certificates as Landlord or any mortgagee may reasonably request.

It is the intention of the parties hereto that any statement delivered pursuant to this Section 20.7 may be relied upon by any of such parties dealing with Landlord or the Demised Premises.

                  SECTION 20.8. DELIVERY OF CORPORATE DOCUMENTS. In the event that Tenant is a corporation, Tenant shall, without charge to Landlord, at any time and from time to time within ten (10) days after written request by Landlord, deliver to Landlord, in connection with any proposed sale or mortgage of the Demised Premises, the following instruments and documents:

                           (a) Certificate of Good Standing in the state of incorporation of Tenant and in the state in which the Demised Premises are located issued by the appropriate state authority and bearing a current date;



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

                           (b) A copy of Tenant's articles of incorporation and by-laws and any amendments or modifications thereof certified by the secretary or assistant secretary of Tenant;

                           (c) An opinion of Tenant's counsel that (i) this Lease has been duly authorized by all necessary corporate action; and (ii) Tenant is a duly organized and validly existing corporation under the laws of its state of incorporation, is duly authorized to carry on its business, and is in good standing under the laws of the state in which the Demised Premises are located, if different from the state of incorporation.

                  SECTION 20.9. MEMORANDUM OF LEASE. Within three (3) days following a request from either party to this Lease, both parties shall execute, deliver and Landlord shall record in San Diego County a Memorandum of Lease, setting forth the following:

                  (a)      The date of this Lease;

                  (b)      The parties to this Lease;

                  (c)      The term of this Lease;

                  (d)      The legal description of the Demised Premises; and

                  (e) Such other matters reasonably requested by Landlord or Tenant to be stated therein.

                  SECTION 20.10. SEVERABILITY. If any covenant, condition, provision, term or agreement of this Lease shall, to any extent, be held invalid or unenforceable, the remaining covenants, conditions, provisions, terms and agreements of this Lease shall not be affected thereby, but each covenant, condition, provisions, term or agreement of this Lease shall be valid and in force to the fullest extent permitted by law. This Lease shall be construed and be enforceable in accordance with the laws of the stare in which the Demised Premises are located.

                  SECTION 20.11. SUCCESSORS AND ASSIGNS. The covenants and agreements herein contained shall bind and inure to the benefit of Landlord, its successors and assigns, and Tenant and its permitted successors and assigns.

                  SECTION 20.12. CAPTIONS. The caption of each article of this Lease is for convenience and reference only, and in no way defines, limits or describes the scope or intent of such article or of this Lease.

                  SECTION 20.13. RELATIONSHIP OF PARTIES. This Lease does not create the relationship of principal and agent, partnership, joint venture, or any association or relationship between Landlord and Tenant, the sole relationship between Landlord and Tenant being that of landlord and tenant.

                  SECTION 20.14. ENTIRE AGREEMENT. All preliminary and contemporaneous negotiations are merged into and incorporated in this Lease. This Lease, together with the exhibits attached hereto, contains the entire agreement between the parties and shall not be modified or amended in any manner except by any instrument in writing executed by the parties hereto.

                  SECTION 20.15. NO MERGER. There shall no merger of this Lease or of the leasehold estate created by this Lease with any other estate or interest in the Demised Premises by reason of the fact that the same person, firm, corporation or other entity may acquire, hold or own, directly or indirectly, (a) this Lease or the leasehold interest created by this Lease or any interest therein, and (b) any such other estate or interest in the Demised Premises, or any portion thereof. No such merger shall occur unless and until all persons, firms, corporations or other entities having an interest (including a security interest) in (a) this Lease or the leasehold estate created thereby, and (2) any such other estate or interest in the Demised Premises, or any portion thereof, shall join in a written instrument expressly affecting such merger and shall duly record the same.

                  SECTION 20.16. POSSESSION AND USE. Tenant acknowledges that the Demised Premises are the property of Landlord and that Tenant has only the right to possession and use thereof upon the covenants, conditions, provisions, terms and agreements set forth in this Lease.

                  SECTION 20.17. SURRENDER OF DEMISED PREMISES. At the expiration of the term of this Lease, Tenant shall surrender the Demised Premises in the same condition as they were in upon delivery of possession thereto at the Commencement Date, reasonable wear and tear excepted, and shall surrender all keys to the Demised Premises to Landlord at the place then fixed for the payment of Base Rent, and shall inform Landlord of all combinations on locks, safes and vaults, if any. Tenant shall at such time remove all of its property therefrom and all alterations and improvements placed thereon by Tenant if so requested by Landlord, subject to Section 19.1(g). Tenant shall repair any damage to the Demised Premises caused by such removal, and any and all such property not so removed within ten (10) days after the end of the term of this Lease shall, at Landlord's option, become the exclusive property of Landlord or be disposed of by Landlord, at Tenant's cost and expense, without further notice to or demand upon Tenant, subject to Section 19.1(g). If the Demised Premises be not surrendered as above set forth, Tenant shall indemnify, defend and hold Landlord harmless against loss or liability resulting from the delay by Tenant in so surrendering the Demised Premises, including without limitation any claim made by any succeeding occupant founded on such delay. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this Lease.

                  All property of Tenant not removed on or before the last day of the term of this Lease shall be deemed abandoned. Tenant hereby appoints Landlord its agent to remove all property of Tenant from the Demised Premises upon termination of this Lease and to cause its transportation and storage for Tenant's benefit, all at the sole cost and risk of Tenant, and Landlord shall not be liable in any manner in respect thereto. Tenant shall pay all costs and expenses of such removal, transportation and storage Tenant shall reimburse Landlord upon demand for any expenses reasonably incurred by Landlord with respect to removal or storage of abandoned property and with respect to restoring said Demised Premises to good order, condition and repair.

                  SECTION 20.18. HOLDING OVER. In the event Tenant remains in possession of the Demised Premises after expiration of this Lease and without the execution of a new lease, it shall be deemed to be occupying the Demised Premises as a tenant from month-to-month, subject to all the provisions, conditions and obligations of this Lease insofar as the same can be applicable to a month-to-month tenancy, except that the Base Rent shall be escalated to one hundred twenty-five percent (125%) of the then current Base Rent for the Demised Premises for a period of up to three (3) months, and to one hundred fifty percent (150%) of then current Base Rent for the Demised Premises thereafter.

                  SECTION 20.19. SURVIVAL. All obligations of Tenant (together with interest or money obligations at the Maximum Rate of Interest) accruing prior to expiration of the term of this Lease shall survive the expiration or other termination of this Lease.

                  SECTION 20.20. BROKER'S COMMISSION. Tenant represents that Tenant has dealt directly with and only with John Burnham Real Estate Services, Inc., as broker, and its agent, Mr. Barry Mahlberg, in connection with this Lease and that insofar as Tenant knows, no other broker negotiated or participated in negotiations of this Lease has submitted or showed the Demised Premises or is entitled to any commission in connection therewith. Tenant shall indemnify, defend and hold Landlord harmless from and against any loss, cost or expense, including, but not limited to, reasonable attorneys' fees and court costs, resulting from any claim for a fee or commission by any broker or finder (other than John Burnham Real Estate Services, Inc.) in connection with the Lease resulting from Tenant's actions.

                  SECTION 20.21. APPLICABLE LAW. This Lease shall be governed and interpreted in accordance with the laws of the State of California.

                  SECTION 20.22. COUNTERPARTS. This Lease may be executed in one or more counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute buy a single instrument.

                  SECTION 20.23. ATTORNEYS' FEES. In the event of any litigation involving the parties to this Agreement to enforce any provision of this Lease, to enforce any remedy available upon default under this Agreement, or seeking a declaration of the rights of a party under this Agreement, the prevailing party shall be entitled to recover in such litigation such attorneys' fees and costs as may be reasonably incurred, including the costs of reasonable investigation,


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

preparation and professional or expert consultation incurred by reason of such litigation. All other attorneys' fees and cost relating to this Agreement and the transactions described herein shall be borne by the party incurring the same.

                  IN WITNESS WHEREOF, each of the parties hereto have caused this Lease to be duly executed as of the day and year first above written.

                      LANDLORD:

                      ADI ARROW PARTNERS, L.P., A CALIFORNIA LIMITED PARTNERSHIP

                      By:      Allen Development, Inc.,
                               a California corporation


                              By:
                                   ---------------------------------------------
                                   Its:
                                        ----------------------------------------

                      TENANT:

                      ARROWHEAD GENERAL INSURANCE AGENCY, INC.,
                      A MINNESOTA CORPORATION


                              By:
                                   ---------------------------------------------
                                   Its:
                                        ----------------------------------------





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                                    EXHIBIT A

                          LEGAL DESCRIPTION OF PROPERTY

Parcel 4 of Parcel Map No. 15064, in the City of San Diego, County of San Diego, State of California, filed in the Office of the County Recorder of San Diego County, December 17, 1987, as File No. 87-694386 of Official Records.







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                                    EXHIBIT B

                      PRELIMINARY PLANS AND SPECIFICATIONS



                                  [FLOOR PLANS]






                                       39